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EXHIBIT 10.1


                                                                  EXECUTION COPY








                     MEMBERSHIP INTEREST PURCHASE AGREEMENT








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
                                                TABLE OF CONTENTS
                                                -----------------

                                                                                                             PAGE
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
ARTICLE 1         PURCHASE AND SALE OF MEMBERSHIP INTERESTS.....................................................1
         1.1      Acquisition...................................................................................1
         1.2      Assignment of Membership Interests............................................................1

ARTICLE 2         PURCHASE PRICE................................................................................1
         2.1      Purchase Price................................................................................1
         2.2      Warrants......................................................................................2
         2.3      Transfer Taxes................................................................................2
         2.4      Purchase Price Adjustments....................................................................2
         2.5      Pro Rata Payments.............................................................................4

ARTICLE 3         SELLERS' REPRESENTATIONS AND WARRANTIES.......................................................4
         3.1      Organization..................................................................................4
         3.2      Power and Authority...........................................................................4
         3.3      Authorization; No Breach......................................................................5
         3.4      Absence of Undisclosed Liabilities............................................................5
         3.5      Capitalization of the Company and Title to Membership Interests...............................6
         3.6      Financial Statements..........................................................................6
         3.7      No Material Adverse Changes; Absence of Certain Changes or Events.............................6
         3.8      Real Property; Personal Property..............................................................8
         3.9      Tax Matters..................................................................................10
         3.10     Contracts and Commitments....................................................................11
         3.11     Litigation; Proceedings......................................................................13
         3.12     Brokerage....................................................................................14
         3.13     Employees....................................................................................14
         3.14     Employee Benefit Plans.......................................................................15
         3.15     Compliance with Laws.........................................................................17
         3.16     Environmental Matters........................................................................17
         3.17     Affiliate Transactions.......................................................................18
         3.18     Intellectual Property Rights.................................................................19
         3.19     Bank Accounts; Powers of Attorney............................................................19
         3.20     Fuel Volume Records..........................................................................19
         3.21     Intentionally Omitted........................................................................19
         3.22     Intentionally Omitted........................................................................19
         3.23     Accuracy of Representations..................................................................19
         3.24     Foreign Person...............................................................................19
         3.25     Securities Law Compliance....................................................................20

ARTICLE 4         BUYER'S REPRESENTATIONS AND WARRANTIES.......................................................21
         4.1      Organization.................................................................................21
         4.2      Power and Authority..........................................................................21
         4.3      Authorization; No Breach.....................................................................21
         4.4      Brokerage....................................................................................21


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         4.5      Litigation...................................................................................21
         4.6      Buyer's Investment Representation............................................................21
         4.7      Buyer's Securities Filings...................................................................22

ARTICLE 5         COVENANTS....................................................................................22
         5.1      Pre-Closing Affirmative Covenants of Sellers.................................................22
         5.2      Schedules....................................................................................23
         5.3      Intentionally Omitted........................................................................23
         5.4      Access.......................................................................................23
         5.5      Pre-Closing Negative Covenants of Sellers....................................................23
         5.6      Lot Split.  .................................................................................25

ARTICLE 6         CLOSING CONDITIONS - BUYER...................................................................25
         6.1      Buyer's Conditions to Closing................................................................25
         6.2      Waiver of Conditions.........................................................................27

ARTICLE 7         CLOSING CONDITIONS - SELLERS.................................................................27
         7.1      Conditions to Closing........................................................................27
         7.2      Waiver of Conditions.........................................................................29

ARTICLE 8         CLOSING MATTERS..............................................................................29
         8.1      The Closing..................................................................................29
         8.2      Action to Be Taken at the Closing; Payment of Purchase Price.................................29
         8.3      Closing Documents............................................................................29

ARTICLE 9         INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES; RELEASE.........................30
         9.1      Indemnification of Buyer and the Company.....................................................30
         9.2      Indemnification of Sellers...................................................................32
         9.3      Certain Tax Matters..........................................................................32
         9.4      Procedure....................................................................................33
         9.5      Survival ....................................................................................36
         9.6      Exclusive Remedy.............................................................................36
         9.7      Indemnification Limitations..................................................................36
         9.8      The Sellers' Representative..................................................................37
         9.9      Release......................................................................................39
         9.10     No Contribution..............................................................................40

ARTICLE 10        TERMINATION..................................................................................40
         10.1     Termination..................................................................................40
         10.2     Effect of Termination........................................................................40

ARTICLE 11        ADDITIONAL AGREEMENTS........................................................................40
         11.1     Press Release and Announcements..............................................................40
         11.2     Confidentiality by Buyer.....................................................................41
         11.3     Remittances..................................................................................41


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         11.4     Cooperation to Obtain Consents...............................................................41
         11.5     Tax Matters..................................................................................41
         11.6     Employee Matters.............................................................................42
         11.7     Further Assurances...........................................................................42
         11.8     Arbitration..................................................................................42
         11.9     Confidentiality, Tradenames..................................................................44
         11.10    SEC Reporting Cooperation....................................................................45
         11.11    Legend; Transfer of Member Notes.............................................................45
         11.12    No Shop.   ".................................................................................46

ARTICLE 12        MISCELLANEOUS................................................................................46
         12.1     Amendment and Waiver.........................................................................46
         12.2     Notices......................................................................................47
         12.3     Assignment...................................................................................47
         12.4     Captions.....................................................................................48
         12.5     Complete Agreement; Schedules and Exhibits...................................................48
         12.6     Governing Law................................................................................48
         12.7     Counterparts.................................................................................48
         12.8     Third Party Beneficiaries....................................................................48
         12.9     Severability.................................................................................48
         12.10    Expenses.....................................................................................48


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                                               INDEX OF DEFINITIONS
                                               --------------------
                                       OTHER THAN THOSE LIST ON EXHIBIT "A"
                                       ------------------------------------

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                                                                                                             ----

Accounting Firm.................................................................................................3
Acquisition Proposal...........................................................................................46
Action.........................................................................................................43
Agreement.......................................................................................................1
Benefit Plans..................................................................................................15
Business........................................................................................................1
Business Employees.............................................................................................14
Buyer...........................................................................................................1
Buyer Securities................................................................................................2
Closing........................................................................................................28
Closing Balance Sheet...........................................................................................3
Closing Date...................................................................................................29
Company.........................................................................................................1
Company Intellectual Property..................................................................................18
Confidential Information.......................................................................................43
Decision.......................................................................................................43
Effective Time.................................................................................................29
Financial Statements............................................................................................6
Indemnifying Party.............................................................................................33
Insurance Policies.............................................................................................12
Interim Unaudited Statements....................................................................................6
JAMS...........................................................................................................42
Lease...........................................................................................................8
Leases..........................................................................................................8
Loss...........................................................................................................31
Material Contracts.............................................................................................12
Member Notes....................................................................................................2
Membership Interests............................................................................................1
MetLife Note....................................................................................................2
Milestone Date.................................................................................................29
Monthly Unaudited Statements....................................................................................6
Net Tax Benefit................................................................................................35
Net Working Capital.............................................................................................2
Notice.........................................................................................................33
Offset.........................................................................................................31
Offset Notice..................................................................................................31
Pension Plans..................................................................................................15
Permits........................................................................................................17
Personal Property...............................................................................................9
Primary Sellers................................................................................................32
Principals......................................................................................................4
Purchase Price..................................................................................................1
Seller..........................................................................................................1


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Sellers.........................................................................................................1
Sellers' Representative....................................................................................36, 37
Tax Matters....................................................................................................32
Tax Reimbursement Amount.......................................................................................35
To the Best of Sellers' Knowledge...............................................................................4
Transaction Documents..........................................................................................29
Unaudited Statements............................................................................................6
Warrants........................................................................................................2
Welfare Plans..................................................................................................15
Western Milling.................................................................................................2
Western Milling Loan............................................................................................2


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                                                                  EXECUTION COPY

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (together with the exhibits and schedules hereto, this "AGREEMENT") is dated as of August 1, 2005 by and among those persons and entities listed on the attached Schedule 1 (collectively the "Sellers" or individually the "SELLER" and PACIFIC ETHANOL, INC., a Delaware corporation ("BUYER"). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement are defined in EXHIBIT "A".

                                 R E C I T A L S
                                 ---------------

         A. Sellers own 100% of the equity (the "MEMBERSHIP INTERESTS") of
Phoenix Bio Industries, LLC, a California limited liability Company (the
"COMPANY").

         B. The Company is engaged in the business (the "BUSINESS") of developing and constructing an approximate 25 million gallon per year corn ethanol plant, providing management services to operate the corn ethanol plant and such other activities related to the foregoing.

         C. Buyer desires to acquire from Sellers, and Sellers desire to sell and transfer to Buyer, all of the Membership Interests on the terms and subject to the conditions set forth herein.

                                A G R E E M E N T
                                -----------------

         THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth below, the Parties hereby agree as follows:

                                    ARTICLE 1
                    PURCHASE AND SALE OF MEMBERSHIP INTERESTS
                    -----------------------------------------

         1.1 ACQUISITION. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase, and Sellers agree to sell, convey, assign, transfer and deliver to Buyer, the Membership Interests, free and clear of all Encumbrances, on the Closing Date.

         1.2 ASSIGNMENT OF MEMBERSHIP INTERESTS. The sale and transfer of the
Membership Interests will be effected by delivery by Sellers to Buyer of an Assignment of Limited Liability Company Membership Interests in the form attached hereto as EXHIBIT "B".

                                    ARTICLE 2
                                 PURCHASE PRICE
                                 --------------

         2.1 PURCHASE PRICE. The aggregate amount to be paid by the Buyer at the Closing in consideration for the Membership Interests shall be Forty-Seven
Million Five Hundred Thousand Dollars ($47,500,000.00) (the "PURCHASE PRICE").
Subject to SECTION 2.4(G) of this Agreement, the Purchase Price shall be payable as follows:

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                  (a) $39,500,000 shall be payable at the time of the Closing in the form of (i) the assumption by Buyer or payoff by Buyer of the remaining balance of the MetLife Loan to the Company in the original principal amount of $8,000,000 (the "METLIFE NOTE"); (ii) payment in the form of wire transfer, check or bank draft in the amount of
         $39,500,000 reduced by the amount of the MetLife Note assumed by or paid off from Sellers' proceeds paid at the time of this Closing and the outstanding balance of the loan made by Western Milling, LLC
         ("WESTERN MILLING") to the Company with a current principal amount owing of approximately $1,000,000 (the "WESTERN MILLING LOAN") which will be paid off from Seller's proceeds paid at the time of this
         Closing.

                  (b) Buyer shall issue an aggregate of $8,000,000 of convertible subordinated notes to the Sellers (the "MEMBER NOTES") in the form attached hereto as EXHIBIT "C" which will be secured by a subordinated security interest in the form of a deed of trust encumbering the Facility and the ground lease upon which it is located junior only to one or more deeds of trust securing an aggregate amount not to exceed $37,500,000.

         2.2 WARRANTS. As additional consideration for the acquisition of the Membership Interests, Buyer shall issue at Closing warrants to the Sellers
("WARRANTS") in the form attached hereto as EXHIBIT "D". The Warrants and the Member Notes are hereinafter collectively referred to as the "BUYER SECURITIES".

         2.3 TRANSFER TAXES. All transfer, registration, stamp, documentary, recording and similar taxes, if any, that become due and payable as a result of the consummation of the transactions set forth in this Agreement shall be paid one-half by the Buyer and one-half by the Sellers.

         2.4 PURCHASE PRICE ADJUSTMENTS.

                  (a) As used herein, the term "NET WORKING CAPITAL" shall mean the aggregate current assets of the Company minus the aggregate current liabilities of the Company, all as determined in accordance with generally accepted accounting principles, consistent with past practice and all as determined as of the Effective Time and taking into account such adjustments as customary for a working capital adjustment. Current liabilities will not include any principal portion of the Met Life loan or the Western Milling Loan.

                  (b) The Purchase Price shall be adjusted by the amount of the Net Working Capital of the Company as of the Effective Time. The
         Sellers' Representative and the Buyers shall use commercially reasonable efforts to mutually agree upon the principles, specifications and methodologies for determining Net Working Capital consistent with past practice. In the event that the Parties cannot mutually agree on the principles, specifications and methodologies for determining Net Working Capital, on or before 5 business days prior to the Closing, then the matter shall be submitted to binding arbitration with a mutually agreed upon national independent certified public accounting firm.

                  (c) At least ten (5) business days prior to Closing, Sellers shall deliver to Buyer a reasonable estimate of Net Working Capital as of the Effective Time based on a balance sheet as of the last day of


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         the most recently ended calendar month prior to the Closing Date and containing reasonable detail and supporting documents showing the derivation of such estimate, including a projected balance sheet as of the Effective Time (the "CLOSING BALANCE Sheet"). The consideration paid by Buyer to the Sellers at the Closing shall be (x) increased by the excess, if any, of Net Working Capital (above zero) as of the
         Effective Time, or (y) decreased by the shortfall (below zero), if any, of Net Working Capital as of the Effective Time, in either case as reasonably agreed to by Buyer and the Sellers' Representative on or prior to the Closing Date.

                  (d) Within ninety (90) days after the Closing, Buyer shall deliver to the Sellers' Representative its determination of the actual
         Net Working Capital as of the Effective Time (following the same principles, specifications and methodologies used to determine the estimated Net Working Capital as agreed upon pursuant to SECTION
         2.3(B)). Each party shall have full access to the financial books and records pertaining to the Company to confirm or audit the Net Working
         Capital computations. Should the Sellers' Representative disagree with Buyer's determination of Net Working Capital, the Sellers'
         Representative shall notify Buyer within thirty (30) days after Buyer's delivery of its determination of Net Working Capital. If the Sellers'
         Representative and Buyer fail to agree within thirty (30) days after Sellers' Representative's delivery of notice of disagreement on the amount of Net Working Capital, such disagreement shall be resolved in accordance with the procedure set forth in SECTION 2.3(F) which shall be the sole and exclusive remedy for resolving such accounting disputes relative to the determination of Net Working Capital.

                  (e) If the actual Net Working Capital as of the Effective Time
         (determined pursuant to SECTION 2.3(D)) exceeds the estimated Net
         Working Capital as of such time (determined pursuant to SECTION 2.3(C) hereof), then Buyer shall, within fourteen (14) days pay such difference in cash to the Sellers' Representative, and the Sellers'
         Representative shall distribute the same to the Sellers in proportion to their ownership interests in the Company. If the actual Net Working
         Capital as of the Effective Time (determined pursuant to SECTION
         2.3(D)) is less than the estimated Net Working Capital as of such time
         (determined pursuant to SECTION 2.3(C) hereof), then the Buyer shall reduce the difference from the subsequent payment(s) due on the Member
         Notes.

                  (f) In the event that the Sellers' Representative and Buyer are not able to agree on the actual Net Working Capital as of the Effective Time within thirty (30) days after the Sellers'
         Representative's delivery of notice of disagreement, the Sellers'
         Representative and Buyer shall each have the right to require that such disputed determination be submitted to a national independent certified public accounting firm as the Sellers' Representative and Buyer may then mutually agree upon in writing (the "ACCOUNTING FIRM") for computation or verification in accordance with the provisions of this Agreement. The Accounting Firm shall review the matters in dispute and acting as arbitrators shall promptly decide the proper amounts of such disputed entries (which decision shall also include a final calculation of the actual Net Working Capital as of the Effective Time). The submission of the disputed matter to the Accounting Firm shall be the exclusive remedy for resolving accounting disputes relative to the determination of Net Working Capital. The Accounting Firm's


                                      -3-


         determination shall be binding upon the Sellers, the Sellers' Representative and Buyer. The Accounting Firm's fees and expenses shall be borne equally by the Sellers and Buyer.

                  (g) Any Purchase Price Adjustment required under this SECTION
         2.3 shall be made to the cash portion of the Purchase Price which is payable pursuant to SECTION 2.1 of this Agreement.

         2.5 PRO RATA PAYMENTS. All payments due the Sellers under this Article 2 and the other provisions of this Agreement shall be made by the Buyer to the Sellers according to Schedule 1 attached hereto. Schedule 1 may be adjusted up to the Closing.

                                    ARTICLE 3
                     SELLERS' REPRESENTATIONS AND WARRANTIES
                     ---------------------------------------

         For the purposes of this Agreement, the phrase "TO THE BEST OF SELLERS' KNOWLEDGE" shall mean (a) as to all the representations and warranties contained in this ARTICLE 3 other than SECTIONS 3.2, 3,3(A), 3.5(A), 3.5(C) AND 3.25 to the actual knowledge of Mark S. Wheeler, Kevin Kruse, Ejnar Knudsen and Rick Eastman (collectively the "PRINCIPALS") and shall be deemed to exist with respect to a particular matter if a prudent individual would be expected to discover or otherwise become aware of it after reasonable inquiry; and (b) as to the representations and warranties contained in SECTIONS 3.2, 3.3(A), 3.5(A), 3.5(C) AND 3.25 of this ARTICLE 3, to the actual knowledge of each Seller as such representation or warranty relates to such Seller and shall be deemed to exist with respect to a particular matter if a prudent individual would be expected to discover or otherwise become aware of it after reasonable inquiry. Subject to the foregoing and as an inducement to Buyer to enter into this Agreement, Sellers represent and warrant to Buyer severally as to the representations and warranties contained in SECTIONS 3.2, 3.3(A), 3.5(A), 3.5(C) AND 3.25 and each of the Principals represents and warrants as to all other representations and warranties in this Article 3 that:

         3.1 ORGANIZATION. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of California. The Company has no Subsidiaries nor does it own any equity interest in any other entity. The Company is qualified to do business as a foreign corporation in any state in which it is doing business and is in good standing in the State of California. The State of California is the only jurisdiction where the Company's activities, personnel and properties require such qualification or licensing. Sellers have provided to Buyer complete and correct copies of the Charter Documents for the Company as currently in effect.

         3.2 POWER AND AUTHORITY. Sellers have full power and authority to own the Membership Interests, to execute and deliver this Agreement and the Transaction Documents and to perform their respective obligations hereunder and thereunder. Except as set forth in SCHEDULE 3.2, the Company has all requisite power and authority to own and operate the Business as conducted as of the date hereof, and to own, operate and lease the properties and assets owned, operated or leased by the Company and used in the Business.

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         3.3 AUTHORIZATION; NO BREACH.

                  (a) The execution, delivery and performance of this Agreement has been, and the execution, delivery and performance of the Transaction Documents as of the Closing will have been, duly and validly authorized by Sellers, and this Agreement constitutes, and each of the Transaction Documents as of the Closing will constitute, a valid and binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors' rights generally).

                  (b) The execution, delivery and performance of this Agreement and the Transaction Documents by Sellers, and the consummation of the transactions hereunder and thereunder, will not:

                           (i) violate, conflict with, result in a breach or
                  constitute a default, or give rise to any right of amendment, termination, cancellation or acceleration, under (with or without due notice or lapse of time, or both) the Company's Charter Documents, or, To the Best of Sellers' Knowledge, any Law to which Sellers or the Company are subject or, except as set forth on SCHEDULE 3.3(A), any agreement to which the Company is party or otherwise bound (including the Material Contracts);

                           (ii) except as set forth on SCHEDULE 3.3(B), result
                  in or give to any person any right of termination or cancellation in or with respect to any Permit; or

                           (iii) except as set forth on SCHEDULE 3.3(C), require
                  or potentially require any authorization, consent or approval of, or action or filing with, any person, business organization, entity or any court or other governmental body.

         3.4 ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) Other than as disclosed on the Company's financial statement dated June 30th 2005 and updated at Closing on SCHEDULE 3.4(A), the Company does not have any liabilities or obligations of any nature, whether accrued or absolute, contingent or otherwise, and whether due or to become due, except (i) liabilities and obligations under contracts described on the Leases Schedule and the Contracts Schedule (other than through any breach or default by the Company, (ii) liabilities and obligations reflected in the Unaudited Statements, and
         (iii) liabilities and obligations of the Company which have arisen after June 30th 2005 in the ordinary course of business, consistent with past practices (other than through any breach or default by the Company).

                  (b) Except as set forth on SCHEDULE 3.4(B), the Company does not have any Funded Indebtedness as of the date of this Agreement or on the Closing Date.

         3.5 CAPITALIZATION OF THE COMPANY AND TITLE TO MEMBERSHIP INTERESTS.

                  (a) Sellers are the unconditional and sole legal, beneficial, record and equitable owners of the Membership Interests, and each has full power and authority to sell and transfer the Membership Interests free and clear of all Encumbrances. SCHEDULE 1 lists the name of each Seller and the percentage of the Membership Interests each Seller owns of record.

                  (b) The Membership Interests constitute all of the issued and outstanding equity in the Company. All such Membership Interests are duly authorized, validly issued, fully paid and non-assessable and were issued in conformity with applicable Laws.

                  (c) Except as set forth in Schedule 1, there are no outstanding warrants, options, rights, other securities, agreements, subscriptions, or other commitments, arrangements or undertakings pursuant to which Sellers, the Company, or any other person is or may become obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any additional membership interests or other securities of the Company.

         3.6 FINANCIAL STATEMENTS. The Company has delivered to Buyer, or, in the case of the Interim and Monthly Unaudited Statements, will deliver to Buyer prior to Closing, correct and complete copies of (a) unaudited financial statements with respect to the Company and the Business prepared by the Company for the year ended December 31, 2004 and December 31, 2003 (the "UNAUDITED STATEMENTS"), (b) unaudited statements of income and cash flow for the Company for the six (6) month period ending June 30, 2004 (the " INTERIM UNAUDITED STATEMENTS") and each month-end that occurs prior to the Closing Date (the "Monthly UNAUDITED STATEMENTS"). The Unaudited Statements, the Interim Unaudited Statements and the Monthly Unaudited Statements are hereinafter collectively referred to as the "FINANCIAL STATEMENTS". The Financial Statements have been (and, with respect to the Monthly Unaudited Statements, will be) prepared in accordance with the books and records of the Company and consistently applied throughout the periods involved, and fairly present the financial condition and results of operation of the Company and the Business as of such balance sheet date or the period then ending, as the case may be. Except as set forth on
SCHEDULE 3.6, each of the Company's accounts receivable arose, and all accounts receivable that will be outstanding as of the Closing Date shall have arisen, from bona fide transactions in the ordinary course of business. The reserves for accounts receivables set forth in the Financial Statements have been established consistently with the Company's historical accounting practices. SCHEDULE 3.6 includes an accurate list, as of a date not more than five (5) business days prior to the date hereof, of the Company's accounts receivable, showing amounts due in 30-day aging categories.

         3.7 NO MATERIAL ADVERSE CHANGES; ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30th, 2005, except as set forth in SCHEDULE 3.7 or as contemplated or permitted hereunder, (i) there has not been any Material Adverse Change, (ii) the Business has only been operated in the ordinary course, consistent with past practices, and (iii) there has not been, with respect to the Company, any:

                  (a) sale, assignment or transfer, other than in the ordinary course of business and consistent with past practice, of any assets of the Company;

                  (b) acquisition by merger, consolidation with, purchase of substantially all of the assets or capital stock of, or, other than in the ordinary course of business and consistent with past practice, any other acquisition of any material assets of, any corporation, partnership, association or other business organization or division thereof;

                  (c) change in accounting methods or accounting practices by the Company other than what is required to facilitate the Company's transition from construction to operating;

                  (d) termination or, other than in the ordinary course of business and consistent with past practice, entry into, or amendment or modification of, any Material Contract, Permit or material transaction (including, without limitation, any borrowing, capital expenditure, capital contribution, capital financing or factoring agreement);

                  (e) increase in salary, bonuses or other compensation payable or to become payable to, or any advance or loan to any officer or employee of the Company, except in the ordinary course of business, consistent with past practice, and the Company has not (i) entered into any Benefit Plan, employment, severance, or other agreements relating to compensation or fringe benefits or (ii) adopted or changed any existing Benefit Plan or Benefit Arrangement;

                  (f) strike, walkout, labor trouble or, To the Best of Sellers' Knowledge, any other new or continued labor-related event, development or condition of any character which has or could materially adversely affect the Business;

                  (g) cancellation or waiver of any right material to the operation of the Business or any cancellation or waiver of any debts or claims of substantial value or any cancellation or waiver of any debts or claims against any officer, manager or employee of the Company;

                  (h) payment, discharge or satisfaction of any material liability or obligation (whether accrued, absolute, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities and obligations under contracts described in the Leases Schedule and the Contracts Schedule, in accordance with the terms of such contracts, and other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the Financial Statements or incurred in the ordinary course of business since June 30th, 2005;

                  (i) To the Best of Sellers' Knowledge, change or changes in relations with landlords, suppliers, clients or customers which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;

                  (j) write-offs as uncollectible of any notes or accounts receivable of the Company or write-downs of the value of any asset or inventory by the Company other than in immaterial amounts or in the ordinary course of business consistent with past practice;

                  (k) creation, incurrence, assumption or guarantee by the Company of any material obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business, or any creation, incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money; or

                  (l) agreement by the Company to do any of the foregoing.

         3.8      REAL PROPERTY; PERSONAL PROPERTY.

                  (a) The Leases Schedule, SCHEDULE 3.8(A), lists all oral or written leases, including the Ground Lease, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company leases to or from any other party any real property, including all renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (each a "LEASE" and collectively, the "LEASES"). The Leases are in full force and effect, have not been assigned, modified, supplemented or amended, and are enforceable by and against the Company and, To the Best of Sellers' Knowledge, all other parties thereto. Sellers have delivered to Buyer complete and accurate copies of each of the Leases (including all amendments and supplements thereto and, To the Best of Sellers' Knowledge, all material correspondence related thereto). Copies of the Ground Lease are attached to SCHEDULE 3.8(A) hereto. Except as set forth on SCHEDULE 3.8(A), (i) none of Sellers, nor the Company has received any notice that the Company is in default under, or not in compliance with any material provision of, any Lease, that the Company may be subject to any special assessments or that there may be any material changes in property Tax or land use law affecting any such Leases, (ii) none of the Sellers or the Company has delivered any notice to another party alleging any default under, or failure to comply with any material provision of any Lease, and (iii) no event has occurred that, with notice, the passage of time or both would constitute a material default by the Company under, or failure of the Company to comply with a material provision of, any of the Leases, or, To the Best of Sellers' Knowledge, otherwise give any party a right of termination or material modification thereof.

                  (b) The Company's interests under the Leases are held free and clear of all Encumbrances other than as set forth on SCHEDULE 3.8(B). There are no mortgages, security interests or liens granted with respect to the Ground Lease other than as set forth on SCHEDULE 3.8(B). The Company does not own any fee interest in any real property. The Company has no leasehold rights in any other real property.

                           (i) None of Sellers nor the Company has received
                  written notice of any threatened condemnation proceedings, lawsuits or administrative actions relating to any of the real property used in the Business, or any other matters which do and may have a material adverse effect on the current use or occupancy thereof, and there are no pending or, To the Best of Sellers' Knowledge, there are no pending or threatened condemnation proceedings, lawsuits or administrative actions relating to any of the real property used in the Business or any other matters which do or may have a material adverse effect on the current use and occupancy thereof.

                           (ii) All facilities, buildings, improvements and
                  other structures located on the real property used in the Business and all present uses and operations of such real property and the structures by the Company, comply in all material respects To the Best of Sellers' Knowledge with all applicable zoning, land-use, building, fire, labor, safety, subdivision and other governmental requirements and all deed or other title covenants or restrictions applicable thereto. None of Sellers nor the Company has received any notice that any of the leased real property or any of the structures used in the Business, or the use, occupancy or operation thereof by the Company, violate any governmental requirements or deed or other title, covenants or restrictions, except for any violations which do not have a material adverse effect.

                           (iii) By Closing, the Company will have obtained all
                  material approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the leased real property and the structures thereon used in the Business, and all equipment owned or used by the Company. To the Best of Sellers' Knowledge, none of the leased real property or any of the structures thereon used in the Business are dependent upon or benefit from any "non-conforming use" or similar zoning classification.

                           (iv) Other than in the ordinary course of business or
                  as may be provided in any Lease or Material Contract, there are no parties other than the Company in possession of any of the leased real property or any portion thereof, and, except as may be provided in any Lease or Material Contract or otherwise in the ordinary course of business, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any of the leased real property or any portion thereof.

                           (v) To the Best of the Sellers' Knowledge, all
                  structural, mechanical and other physical systems related to the leased real property are in operating condition and repair at Closing, reasonable wear and tear excepted, in all material respects.

                  (c) Attached hereto as SCHEDULE 3.8(C) is a complete and accurate list of all furniture, equipment, leasehold improvements, motor vehicles and all other tangible personal property owned or leased by the Company that the Company has reflected in its books and records in accordance with generally accepted accounting principles (the "PERSONAL PROPERTY").

                  (d) The Company has good title to its Personal Property, free and clear of any Encumbrances except as set forth on SCHEDULE 3.8(D).

                  (e) The Personal Property has been maintained, repaired and replaced in the ordinary course of business consistent with past practices, and is in operating order except for ordinary wear and tear.

         The Company owns or leases all assets and properties that are used in or necessary to the operation of the Business it is currently conducted.

                  (f) At Closing, the Company's inventory consists of items of a quality and quantity usable and salable in the ordinary course of business.

         3.9 TAX MATTERS. Except as set forth on SCHEDULE 3.9:

                  (a) The Company has filed (or had filed on its behalf), all Tax Returns required to have been filed by it. The Company has duly paid (or had paid on its behalf) all Taxes required to have been paid by it. With respect to the Company, no claim has ever been made by a governmental authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company has not requested or obtained any extension of time within which to file any Tax Return, which Tax Return has not since been filed. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) The Company has complied in all material respects with all applicable laws, rules and regulations relating to withholding Taxes, and has, within the time and manner prescribed by law, withheld and paid, when due (or if withheld but not yet due, have made adequate reserves in the Unaudited Statements with for) all Taxes from payments made to its employees, agents, and contractors as required by Law.

                  (c) To the Best of Sellers' Knowledge, there is no proceeding or audit pending or threatened by any governmental authority with respect to any Taxes or Tax Returns of the Company. To the Best of Sellers' Knowledge, there are no existing circumstances which, if known to governmental authorities, reasonably may be expected to result in the assertion of any claim for Taxes against the Company by any governmental authority with respect to any period for which Tax Returns have been filed or Tax is required to have been paid by or with respect to the Company.

                  (d) The Company (or any Affiliate of the Company, with respect to the Company) has not received a written ruling from a governmental authority relating to any Tax or entered into a written agreement with a governmental authority relating to any Tax that could have a continuing effect with respect to any taxable period for which such Company has not filed a Tax Return.

                  (e) The Company (or any Affiliate of the foregoing with respect to the Company) has not waived any statute of limitations with respect to any Tax or Tax Return or agreed to any extension of time with respect to a Tax assessment or deficiency, which has continuing effect.

                  (f) The Company is not nor has it been a party to any Tax allocation, Tax sharing or similar agreement or arrangement, has been member of a group of entities required to file Tax Returns on a combined, consolidated or unitary basis, or has any liability for Taxes owing by any other person, including, without limitation, by contract or as a transferee or successor of such other person by merger or otherwise.

                  (g) No property of the Company is property that the Company or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

                  (h) The Sellers have provided to the Buyer complete and accurate copies of all of the following materials: (i) all income Tax Returns of the Company, (ii) all examination reports of the Company relating to Taxes, (iii) all statements of Taxes assessed against or agreed to by the Company, (iv) all written rulings the Company (or any Affiliate of the foregoing with respect to the Company) received from any governmental authority relating to any Tax, and (v) all written agreements entered into by or on behalf of the Company with any governmental authority relating to any Tax. SCHEDULE 3.9 identifies all Tax Returns that the Company has filed and the taxable period covered by each such Tax Return, and identifies those Tax Returns or periods that have been audited or are currently the subject of an audit by a governmental authority.

                  (i) Since the date of its formation, for federal income Tax purposes, the Company has properly been treated as a partnership pursuant to Treas. Reg. Section 301.7701-3(b)(1)(i).

         3.10 CONTRACTS AND COMMITMENTS.

                  (a) Except as set forth in the Contracts Schedule, SCHEDULE 3.10, the Company is not a party to any contract or agreement, written or oral:

                           (i) for a bonus, pension, profit sharing, retirement,
                  deferred compensation, medical or life insurance plan, membership purchase or option or any other plans or arrangements providing for benefits of any type to employees (either current or former) of the Company;

                           (ii) for collective bargaining or with any labor
                  union;

                           (iii) for the borrowing of money or mortgaging,
                  pledging or encumbering any of the Company's assets;

                           (iv) for the lending or investing of funds to or in
                  other persons or entities;

                           (v) granting any power of attorney (irrevocable or
                  otherwise) to any person for any purpose relating to the Business or the Company's assets, other than powers of attorney given to regulatory authorities in connection with routine qualifications to do business; or

                           (vi) with an Affiliate of any of Sellers or the
                  Company (other than the Company's Charter Documents).

                  (b) The Contracts Schedule lists each of the Material Contracts. For purposes of this Agreement, "MATERIAL CONTRACTS" includes the following:

                           (i) any and all contracts for the sale of goods or
                  services by the Company with a value in excess of $25,000 individually or $100,000 in the aggregate, or which is not terminable without penalty by or on behalf of the Company on less than ninety (90) days notice;

                           (ii) any and all contracts, agreements, licenses,
                  leases (other than the Leases), sales and purchase orders and other legally binding commitments that obligate the Company to pay, assume, guaranty or secure an amount of $25,000 or more individually or $100,000 or more in the aggregate or that cannot be terminated without penalty by or on behalf of the Company on less than ninety (90) days notice;

                           (iii) any and all contracts between the Company on
                  the one hand and any Affiliate of the Company on the other hand (other than the Company's Charter Documents);

                           (iv) any and all broker, distributor, dealer,
                  representative or agency agreements;

                           (v) any and all insurance policies insuring the
                  Business, the Facility or any of the Company's respective assets (collectively, the "INSURANCE POLICIES");'

                           (vi) any and all employment, non-competition or
                  consulting agreement that is currently in effect;

                           (vii) each contract containing covenants purporting
                  to materially limit the freedom of the Company to compete in any line of business or in any geographic area;

                           (viii) any factoring agreements;

                           (ix) each partnership, joint venture or other similar
                  agreement or arrangement to which the Company is a party; and

                           (x) any and all agreements requiring a loan, advance
                  or guaranty of any Funded Indebtedness by the Company.

                  (c) Sellers have delivered to Buyer true and complete copies of all written Material Contracts, together with all amendments and supplements thereto. A description of the principal terms and conditions of each oral Material Contract, if any, is set forth on the Contracts Schedule. The Material Contracts are in full force and effect and are enforceable against the Company, as applicable, and To the Best of Sellers' Knowledge all other parties thereto. Except as set forth on the Contracts Schedule, (i) none of Sellers, nor the Company has received any notice that it is in default under, or not in compliance with any material provision of, any Material Contract, (ii) none of Sellers nor the Company has delivered any notice to another party alleging any default under, or failure to comply with any material provision of, any Material Contract, and (iii) with respect to the Material Contracts, no event has occurred that, with notice, the passage of time or both would constitute (A) a default by the Company, or (B) a failure of the Company to comply with a material provision of any of the Material Contracts, or (C) To the Best of Sellers' Knowledge, otherwise give any party a right of termination or modification thereof. Except as set forth on SCHEDULE 3.10(C), To the Best of Seller's Knowledge, the consummation of the transactions contemplated by this Agreement would not give any party to a Material Contract the right to terminate or cancel the terms of such Material Contract.

                  (d) Set forth on SCHEDULE 3.10(D) is a list of the twenty-five
         (25) largest customers of the Company by gallons of fuel purchased in the Company's most recent 12-month period. Other than the customers set forth on SCHEDULE 3.10(D), no other customer accounted for more than five percent (5%) of the gallons of fuel purchased by customers of the Company in such 12-month period. None of Sellers nor the Company has received any notice from any of the customers listed on SCHEDULE 3.10(D) that such customer intends to cease or reduce its buying of goods or services from the Company.

                  (e) Except as disclosed on SCHEDULE 3.10(E), none of Sellers nor the Company has received any notice from any material supplier to or landlord of the Company that such material supplier or landlord intends to terminate or materially alter its business relationship with the Company.

                  (f) None of the Sellers nor the Company has failed to give any notice or present any reasonably available claim under any of the Insurance Policies in a timely fashion or in the manner or detail required by the policy. None of the Insurance Policies is subject to any retroactive rate or audit adjustments or coinsurance arrangements. None of the Sellers nor the Company has received any notice of cancellation, non-renewal or material premium increase with respect to any Insurance Policy.

                  (g) The Company neither directly or indirectly, has any (i) interest in the outstanding stock or ownership interests of any corporation or in any partnership, joint venture or other entity, or
         (ii) agreement, understanding, contract or commitment relating to an interest in any such entity.

         3.11 LITIGATION; PROCEEDINGS. Except as set forth in SCHEDULE 3.11, none of the Sellers nor the Company has received notice of service of process regarding or, To the Best of Sellers' Knowledge, otherwise been named as a party to any pending action, suit, proceeding, judgment, order or governmental investigation, and, To the Best of Sellers' Knowledge, no action, suit, proceeding or governmental investigation has been threatened against the Company before any federal, state, municipal or other governmental court or agency. The Company is not subject to or in violation of any judgment, decree, injunction or order.

         3.12 BROKERAGE. No agent, broker, finder, or investment or commercial banker engaged by or on behalf of Sellers or the Company is or will be entitled to any brokerage commission, finders' fees or similar compensation as a result of this Agreement or any of the transactions contemplated herein.

         3.13 EMPLOYEES.

                  (a) SCHEDULE 3.13(A)(I) contains a complete and correct list of all employees of the Company, their respective titles as of the date hereof (the "BUSINESS EMPLOYEES"), the common law employer of the employee, the 2005 compensation (excluding transaction bonuses) paid or payable to each such employee, the date and amount of each such employee's most recent salary increase, the date of employment of each such employee and the accrued vacation time and sick leave or other paid time off of each such employee. Except as set forth on SCHEDULE 3.13(A)(II), (i) the terms of employment or engagement of all officers and Business Employees are such that their employment or engagement may be terminated at will with notice given at any time and without liability for payment of compensation or damages, (ii) there are no severance payments which are or could become payable by the Company to any such person under the terms of any oral or written agreement or commitment or any Law, custom, trade or practice, (iii) there are no other agreements, contracts or commitments, oral or written, between the Company and any such person, (iv) as of the date hereof, except as set forth on SCHEDULE 3.13(A)(III), To the Best of Sellers' Knowledge, no management level Business Employee has provided notice that he or she intends to terminate his or her employment or relationship with the Company, (v) To the Best of Sellers' Knowledge, there are no agreements between any Business Employee and any other Person which would restrict, in any manner, such Person's ability to perform services, for the Company, the Buyer, or any of their Affiliates or, in connection with the operation of the Business, or the right of any of them to compete with any Person.

                  (b) Except as disclosed in SCHEDULE 3.13(B), the Company is not and has not ever been, bound by or subject to (and none of their respective assets or properties are bound by or subject to) any arrangement with any labor union or other collective bargaining representative. No employee of the Company has ever been represented by any labor union while employed by the Company or covered by any collective bargaining agreement while employed by the Company and no campaign to establish such representation is in progress. With respect to the Company, there is no pending or, To the Best of Sellers' Knowledge, threatened (i) strike, slowdown, picketing, work stoppage or employee grievance process, (ii) material charge, grievance proceeding or other claim against or affecting the Company relating to the alleged violation of any law pertaining to labor relations or employment matters, or (iii) application for certification of a collective bargaining agent.

                  (c) As of the date hereof, the Company does not employ or otherwise engage any independent contractors, consultants or agents except as outlined on SCHEDULE 3.13(C); and the Company does not have any liability arising out of the employment or engagement of any independent contractors, consultants or agents.

                  (d) SCHEDULE 3.13(D) lists all of the Business Employees who are currently on leave relating to work-related injuries and/or receiving disability benefits under any Benefit Plan.

                  (e) Except as set forth in SCHEDULE 3.13(E), no Company employee plan provides, or reflects or represents any liability to provide retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employees) or other person would be provided with retiree health benefits, except to the extent required by statute.

                  (f) To the Best of the Sellers' Knowledge, the Company has not, prior to the Closing and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees. The Company will make available to Buyer five (5) days prior to the Closing a list of former employees terminated within the last eighteen (18) months who are entitled to COBRA coverage and the date on which such COBRA coverage terminates.

         3.14     EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 3.14(A) lists: (i) each plan, fund, program, agreement or arrangement for the provision of executive compensation, deferred or incentive compensation, profit sharing, stock bonus, bonus, stock option, stock purchase, termination, salary continuation, employee assistance, supplemental retirement, severance, vacation, sickness, disability, death, fringe benefit, insurance, medical or other benefits (whether provided through insurance, on a funded or unfunded basis, or otherwise) to any current or former employee, director, consultant or independent contractor, or any dependent, survivor or beneficiary with respect to any of the foregoing, which is maintained, administered or contributed to by the Company, whether or not legally binding; (ii) each Employee Pension Benefit Plan which has been maintained, administered or contributed to by the Company, any ERISA Affiliate of the Company in the past six (6) years (the "PENSION PLANS"); and (iii) each Employee Welfare Benefit Plan which is currently maintained, administered or contributed to by the Company (the "WELFARE PLANS") (collectively, the "BENEFIT PLANS").

                  (b) Each Pension Plan which is intended to qualify under
         Section 401(a) of the Code so qualifies: (i) with respect to the form of its plan documents and (ii) in operation. Each Benefit Plan (and each related trust, insurance contract or fund) has been administered in all material aspects in accordance with its governing instruments and all applicable Law.

                  (c) There have been no Prohibited Transactions with respect to any Benefit Plan which could result in liability to the Company, or, To the Best of the Sellers' Knowledge, any of their respective employees. There has been no breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) with respect to any Benefit Plan which could result in liability to the Company, or, To the Best of the Sellers' Knowledge, any of its employees.

                  (d) Neither the Company nor any or its ERISA Affiliates have ever maintained, contributed to, had any obligation to contribute to, or had any other liability under or with respect to any Employee Pension Benefit Plan covered by Title IV of ERISA or ERISA Section 302 or Section 412 of the Code. Neither the Company nor any of its ERISA Affiliates have ever had any liability under or with respect to any "multiemployer plan" as defined in ERISA Section 3(37).

                  (e) The Company has not have ever sponsored, maintained, administered, contributed to, had any obligation to contribute to, or had any other liability under or with respect to any Employee Welfare Benefit Plan which provides health, life or other coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by COBRA.

                  (f) Neither the Company nor any of its ERISA Affiliates have ever maintained a "voluntary employees beneficiary association" within the meaning of Section 501(c)(9) of the Code or any other "welfare benefit fund" as defined in Section 419(e) of the Code.

                  (g) All reports and information relating to each Benefit Plan required to be filed with any governmental agency or authority have been timely filed, or have been filed without any current liability for late filing, and are accurate in all material respects; all reports and information relating to each such Benefit Plan required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided, and there are no restrictions on the right of the Company to terminate such plan or decrease (prospectively) the level of benefits under any Benefit Plan after the Closing Date without liability to any participant or beneficiary thereunder.

                  (h) There has been delivered to Buyer, with respect to each Benefit Plan, the following: (i) a copy of the annual report (if required under ERISA) with respect to each such Benefit Plan for the last three (3) years (including all schedules and attachments); (ii) a copy of the summary plan description, together with each summary of material modification required under ERISA with respect to such Benefit Plan; (iii) except as set forth in SCHEDULE 3.14(H), a true and complete copy of each written Benefit Plan; (iv) all trust agreements, insurance contracts, and similar instruments with respect to each funded or insured Benefit Plan and with respect to Pension Plans, each written plan document and all amendments thereto which have been adopted since the inception of such plan; (v) copies of all nondiscrimination and top-heavy testing reports for the last three (3) plan years with respect to each Benefit Plan subject to nondiscrimination and/or top-heavy testing; and (vi) any investment management agreements, administrative services contracts or similar agreements relating to the ongoing administration and investment of any Benefit Plan.

                  (i) Each Benefit Plan sponsored by the Company is terminable or amendable to decrease prospectively the level of its benefits at the discretion of such entity with no more than ninety (90) days advance notice and without material cost to such entity. The Company may, without material cost, withdraw its employees, directors, officers and consultants from any Benefit Plan which is not sponsored by such entity. No Benefit Plan has any provision which could increase or accelerate benefits or any provision which could increase liability to the Company as a result of the transactions contemplated hereby, alone or together with any other event. To the Best of Sellers' Knowledge, no officer, director, agent or employee of the Company or any of its ERISA Affiliates has made any material oral or written representation which is inconsistent with the terms of any Benefit Plan.

                  (j) The Company has not liability with respect to any Employee Welfare Benefit Plan or Employee Pension Benefit Plan.

                  (k) All employees of the Company were permitted to participate in the Company's 401(k) Plan after completing 12 months eligibility service without regard to actual hours of service or job classification.

         3.15 COMPLIANCE WITH LAWS. The Company has complied, and the use and operation of the Facility is in compliance, in all material respects, with all applicable Laws which affect the Business, and has timely filed with the proper authorities all material statements and reports required by the Laws to which the Business is subject. The Company holds all material permits, licenses, certificates, approvals, registrations, franchises, rights, qualifications and other authorizations of federal, state and local governments, agencies and regulatory authorities required for the conduct of the Business as operated to the date hereof (collectively, the "PERMITS"). SCHEDULE 3.15 sets forth a complete and accurate list of each Permit. The Company does not (1) hold any Permit issued by any state or federal agency. To the Best of Sellers' Knowledge, there is not pending or proposed any order, notice, rule, or directive, issued by any governmental authority against the Company, nor, To the Best of Sellers' Knowledge, is there now pending or threatened any legal or regulatory proceeding by any governmental authority which is likely to materially adversely affect the Business or assets of the Company or any Permit.

         3.16 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.16, Sellers represent and warrant that:

                  (a) To the Best of Sellers' Knowledge, the Company materially complies, and at all times during Sellers' ownership of the Membership Interests has been in material compliance, with applicable Environmental Laws;

                  (b) None of Sellers nor the Company has received any written request for information, or has been notified that it is a potentially responsible party, under CERCLA or any similar state or local law with respect to any on-site or offsite location;

                  (c) To the Best of Sellers' Knowledge the Company has obtained all required material Environmental Permits relating to the Business, enabling the Business to operate as of the Closing Date in the ordinary course of business consistent with past practices;

                  (d) None of Sellers nor the Company has received any notice, notification, demand, request for information, citation, summons, complaint or order and, To the Best of Sellers' Knowledge, there is no violation, claim, demand, litigation, proceeding or governmental investigation (whether pending or threatened) arising from applicable Environmental Laws by or against the Company. The Company is not subject to any judgment, decree, order, or consent agreement relating to compliance with any Environmental Laws, or the cleanup of Hazardous Materials under any Environmental Laws;

                  (e) Sellers have delivered true, complete and correct copies of any reports, or other documents possessed by or in the control of Sellers or the Company pertaining to the environmental condition of the Facility, Hazardous Materials on the Facility and regarding the Company's compliance with applicable Environmental Laws. Except for such reports or documents, at no time during Sellers' ownership of the Membership Interests has there been any material investigation, study, audit, test, review or other material analysis (including any Phase I environmental assessments) conducted by, for, or provided to Sellers or the Company in relation to the Business;

                  (f) Except as set forth in SCHEDULE 3.16, To the Best of Sellers' Knowledge, the Facility does not contain any underground storage tanks. To the best of the Sellers' knowledge, except as set forth in SCHEDULE 3.16, there have been no material discharges, emissions, spilling, leaking, pouring, emptying, or other releases of Hazardous Materials which are or were reportable by Sellers or the Company under any Environmental Laws.

                  (g) To the Best of Sellers' Knowledge, (i) the Report of Phase I Environmental Site Assessment prepared by CGFA Services, Inc., dated June 5, 2000, is accurate and, except as set forth on SCHEDULE 3.16, includes an investigation and assessment of all parts of the real property upon which the Facility is presently located.

         3.17 AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 3.17, no Affiliate of the Company, nor any member, manager, officer, director or equity holder of any thereof, is party to any agreement (other than the Company's Charter Documents), or, To the Best of Sellers' Knowledge, any transaction or understanding, with the Company. Except as set forth on SCHEDULE 3.17, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from the Company to any entity or person other than Sellers in accordance with the terms of this Agreement.

         3.18 INTELLECTUAL PROPERTY RIGHTS. SCHEDULE 3.18 lists all of the Intellectual Property owned or licensed by the Company and used in connection with its Business (the "COMPANY INTELLECTUAL PROPERTY"). To the Best of Sellers' Knowledge, use by Company of the Company Intellectual Property does not infringe any rights of any third party and no activity of any third party infringes upon the rights of the Company with respect to any of the Company Intellectual

Property. To the Best of Sellers' Knowledge, no claims have been asserted by any entity or person with respect to challenging the ownership, validity, enforceability or use of the Company Intellectual Property, nor to the best of the Sellers' knowledge, is there any valid grounds for any such bona fide claims. To the extent the Company uses any Intellectual Property owned by a third party, the Company has a license with such third party for the use of such Intellectual Property and, to the best of the Sellers' knowledge, is not in default under any such license.

         3.19 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 3.19 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit or lock box and the names and identification of all persons authorized to draw on it or to have access to it as of the Closing Date. Except as set forth on
SCHEDULE 3.19, neither the Company, nor any of its managers or officers, has any power of attorney with respect to the Business outstanding.

         3.20 FUEL VOLUME RECORDS. Five (5) days prior to Closing, the Company will provide true and correct copies of the Company's fuel volume records and gross receipt statements for the period from startup through five (5) days prior to the Closing, reflecting the volume of fuel sold by the Company, and revenues on which the Company paid any fee, during such period are attached as SCHEDULE
3.20. Such statements accurately reflect the volume of fuel sold and revenues earned by the Company during such period and were prepared in accordance with the Company's books and records.

         3.21 INTENTIONALLY OMITTED.

         3.22 INTENTIONALLY OMITTED.

         3.23 ACCURACY OF REPRESENTATIONS. No representation, warranty, statement or schedule furnished by the Company or any Seller to Buyer in connection with the transactions contemplated hereby contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company or any Seller that has specific application to either the Company or any Seller (other than general economic or industry conditions) and that materially adversely affects or, as far as the Company or any Seller can reasonably foresee, materially threatens, the assets, business, prospectus, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the schedules hereto.

         3.24 FOREIGN PERSON. Each Seller represents and warrants that he, she, or it is not a "foreign person" within the meaning of the Internal Revenue Code
Section 1445.

         3.25 SECURITIES LAW COMPLIANCE.

                  (a) Such Seller has a net worth sufficient to bear the economic risk (including the entire loss) of its investment made in the Member Note, Warrant and the underlying shares of Buyer;

                  (b) Such Seller is an "ACCREDITED INVESTOR," as such term is defined in Rule 501 of Regulation D promulgated under the rules and regulations of the Securities Act that is in compliance with paragraph
         (b)(2) of Rule 502 of Regulation D promulgated under the Securities
         Act;

                  (c) Such Seller has adequate means of providing for its current cash needs and personal contingencies and has no need for liquidity in this investment and has no reason to anticipate any change in its personal circumstances, financial or otherwise, which may cause or require any sale or distribution by such Seller or all or any part of the Buyer Securities acquired by it herein;

                  (d) by reason of such Seller's business or financial experience or the business or financial experience of such Seller's professional advisor(s) who are unaffiliated with and who are not compensated by Buyer or any affiliate or selling agent of Buyer, directly or indirectly, such Seller has the capacity to protect its own interests in connection with an investment in the Buyer Securities;

                  (e) Such Seller understands that he, she or it is acquiring the Buyer Securities without being furnished any prospectus or offering circular, other than a copy of this Agreement;

                  (f) No representations or warranties have been made to such Seller by Buyer or any employee or agent of Buyer and in entering into this Agreement, such Seller is not relying on any information, other than as a result of the independent investigation of Buyer by such Seller, and no guarantee of any profit or return on its investment made in the Buyer Securities has been made to such Seller;

                  (g) In evaluating the merits and risk of this investment, such Seller has relied on the advice of its personal tax advisor, investment advisor and/or legal counsel;

                  (h) Such Seller is aware that the Buyer Securities have not been registered or qualified, nor is registration or qualification contemplated, with the SEC under the Securities Act or any state securities law. Accordingly, the Buyer Securities may be sold or otherwise transferred or hypothecated only if they are subsequently registered or qualified under the Securities Act or applicable laws or if, in the opinion of counsel, an exemption from registration or qualification thereunder is available and the transaction will not jeopardize the availability of the exemptions under applicable federal and state securities laws relied upon by Buyer in connection with the offering in which such Seller acquired its Buyer Securities;

                  (i) Such Seller acknowledges that the Buyer Securities were not offered by means of any general solicitation or advertising;

                  (j) Such Seller is acquiring its Buyer Securities solely for its own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Buyer Securities within the meaning of the Securities Act;

                  (k) The address of such Seller furnished by such Seller at the end of this Agreement is the principal residence of such Seller, if such Seller is an individual, or the principal business address of such Seller, if such Seller is a business or other entity, and that all offers to such Seller have been made only in the state specified in such address; and

                  (l) Each Seller agrees to immediately notify Buyer in writing if prior to Closing he, she, or it is no longer an accredited investor.

                                    ARTICLE 4
                     BUYER'S REPRESENTATIONS AND WARRANTIES
                     --------------------------------------

         As an inducement to Sellers to enter into this Agreement, Buyer represents and warrants to Sellers that:

         4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

         4.2 POWER AND AUTHORITY. Buyer has full power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder.

         4.3 AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement has been, and the execution, delivery and performance of the Transaction Documents as of the Closing will have been, duly and validly authorized by Buyer, and this Agreement constitutes, and each of the Transaction Documents as of the Closing will constitute, a valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors' rights generally).

         4.4 BROKERAGE. No agent, broker, finder, or investment or commercial banker engaged by or on behalf of Buyer is or will be entitled to any brokerage commission, finders' fees or similar compensation from Sellers or any of their respective Affiliates as a result of this Agreement or any of the transactions contemplated herein.

         4.5 LITIGATION. There is no action, suit, proceeding, judgment or order pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer before any federal, state, municipal or other governmental court or agency which would have a material adverse effect on Buyer's performance under this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby.

         4.6 BUYER'S INVESTMENT REPRESENTATION. Buyer is acquiring the Membership Interests for Buyer's own account for investment purposes only and not with a view to or for sale in connection with a distribution thereof. Buyer shall not sell the Membership Interests in a manner that violates any federal or state securities laws. Buyer acknowledges that none of the Membership Interests will be registered under, and therefore will be "restricted securities" under, the Securities Act of 1933 as amended. Buyer is an "accredited investor" within the definition set forth in Rule 501(a) of the Securities Act of 1933, as amended.

         4.7 BUYER'S SECURITIES FILINGS. Since March 24, 2005, Buyer has filed all of the relevant and applicable securities filings as required by and in accordance with the Securities Exchange Act of 1934, as amended, and none of such filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5
                                    COVENANTS
                                    ---------

         5.1 PRE-CLOSING AFFIRMATIVE COVENANTS OF SELLERS. Prior to the Closing, Sellers shall cause the Company, as applicable, to:

                  (a) use commercially reasonable efforts to obtain (i) any Ground Lease Consent and (ii) any other consents and approvals from any parties that may be necessary or reasonably requested by Buyer to consummate the transactions contemplated by this Agreement, including such consents and approvals that may be necessary as a result of the subsequent sale or transfer of Buyer or by Buyer of its rights under this Agreement to an Affiliate of Buyer;

                  (b) conduct the Business only in the usual and ordinary course of business and consistent with past practices, including, without limitation, consistent with past practices in respect of managing working capital (including, without limitation, not accelerating the collection of receivables or deferring the payment of payables);

                  (c) use commercially reasonable efforts to keep in full force and effect the Company's corporate existence and all rights, franchises, Permits and Company Intellectual Property rights relating to or pertaining to the Business;

                  (d) use commercially reasonable efforts to retain the Company's employees and preserve the Company's present business relationships;

                  (e) use commercially reasonable efforts to maintain the Personal Property in customary repair, order and condition and in the event of any casualty, loss or damage to any of the Personal Property prior to Closing, use commercially reasonable efforts to either repair or replace such assets with assets of comparable quality or transfer to Buyer at Closing the proceeds of any insurance recovery with respect thereto;

                  (f) maintain the Company's books, accounts and records in accordance with past custom and practice as applied by Sellers and the Company, as applicable, on a consistent basis;

                  (g) use commercially reasonable efforts to maintain all Insurance Policies; and

                  (h) use commercially reasonable efforts not to be in material default under any Material Contract, Lease or Permit and to cure any such material default.

         5.2 SCHEDULES. The schedules are attached to this Agreement as of execution of this Agreement. On or prior to five (5) Business Days before the Closing Date, Sellers will provide to Buyer a complete set of the schedules provided for in this Agreement, updated and revised as necessary from those schedules attached as of execution of this Agreement. Notwithstanding the foregoing, Sellers shall, as soon as reasonably practicable, give Buyer written notice of the existence or occurrence of any condition which would make any representation or warranty made by Sellers contained herein untrue as of the date of this Agreement or any subsequent date as if made on and as of such subsequent date (except for those representations and warranties which address matters only as of a particular date) or which might reasonably be expected to prevent the consummation of the transactions contemplated hereby. No such written notification (or updated or revised disclosure schedule) related to the existence or occurrence of any condition which would make any representation or warranty made by Sellers contained herein untrue as of the date of this Agreement shall (i) be deemed to cure any breach of any representation or warranty resulting from such condition or (ii) constitute a waiver by Buyer of any condition set forth in this Agreement, unless, in either case, Buyer specifically agrees thereto in writing or consummates the Closing under this Agreement after receipt of such written notification (or updated or revised disclosure schedule). No such written notification related to the occurrence of any condition arising after the date of this Agreement shall result in any adjustment in the Purchase Price or give Buyer any right to claim damages under this Agreement or to terminate this Agreement unless the condition or conditions reported in such written notification (or updated or revised disclosure schedule) constitute, or are reasonably likely to result in, a Material Adverse Change. Notwithstanding any other provision of this Agreement to the contrary, Buyer shall not be obligated to consummate the Closing if a revised or updated schedule, disclosing a matter existing on or prior to the date of this Agreement, is necessary to make a representation or warranty true and correct in all material respects as of the date of this Agreement, and such schedule is not accepted by the Buyer.

         5.3 INTENTIONALLY OMITTED.

         5.4 ACCESS. Prior to Closing, Sellers will (a) during ordinary business hours and in a commercially reasonable manner, permit Buyer and its authorized representatives to have access to the Facility and its respective books, records and key personnel, (b) furnish, as soon as reasonably practicable, to Buyer or its authorized representatives such other information in Sellers' possession with respect to the Company as Buyer may from time to time reasonably request, and (c) otherwise reasonably cooperate in the examination of the Company by Buyer. No investigation or receipt of information by Buyer pursuant to this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of Sellers under this Agreement or the conditions to the obligations of Buyer under this Agreement.

         5.5 PRE-CLOSING NEGATIVE COVENANTS OF SELLERS. From the Effective Date to the Closing Date, and except as provided in SECTION 6.1(R) and SECTION 7.1(H), Sellers shall not permit the Company to, and Sellers shall not, with respect to the Company, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned, or delayed:

                  (a) transfer, sell or distribute any material assets;

                  (b) assume, guarantee, endorse or otherwise become liable or responsible for any indebtedness of any other person;

                  (c) incur or agree to incur any material obligation or liability, or make any material capital expenditures that are inconsistent with the most recent budgets of the Company as provided to Buyer on or before the date hereof, or commitments with respect thereto;

                  (d) make any loans, or investments in, any other person or entity;

                  (e) pledge or otherwise mortgage any material assets or allow any Encumbrance thereupon;

                  (f) terminate, amend or fail to renew any Permits other than in the ordinary course of business and with prior notice to Buyer;

                  (g) terminate, amend or fail to renew any Insurance Policies other than in the ordinary course of business and with prior notice to Buyer;

                  (h) materially amend, modify or terminate any Material Contract; provided, that, the foregoing shall not preclude the Company from amending or modifying any Material Contract without Buyer's prior written consent, so long as such amendment or modification (i) is in the ordinary course of business, (ii) is not adverse to the Company and
         (iii) Sellers provide Buyer with prompt written notice of such amendment or modification.

                  (i) increase the compensation, benefits or other remuneration of any of the Business's current officers or key employees, other than payment by Sellers at Closing of transaction bonuses, or enter into any employment or consulting contract or arrangement with any person which is not terminable at will, without penalty or continuing obligation;

                  (j) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                  (k) except as provided for in Schedule 5.5k, alter through merger, liquidation, reorganization, restructuring or any other fashion the ownership of the Membership Interests by Sellers;

                  (l) except as expressly contemplated in this Agreement, take any action or permit to occur any event described in SECTION 3.7;

                  (m) knowingly take any action or omit to take any action which will result in a violation of any applicable Law or cause a breach of any Material Contract, Lease, Permit or representation or warranty set forth in ARTICLE 3;

                  (n) bill for goods or services, or take any action to collect any accounts receivable, or run down inventory, in any case outside the ordinary course of business or inconsistent with past practices, or defer payment of any accounts payable for a period inconsistent with past practices; or

                  (o) enter into any agreement, or otherwise commit, to do any of the foregoing.

         5.6 LOT SPLIT. Principals, the Company and Western Milling shall use commercially reasonable efforts to have a separate legal parcel created that complies with the California Subdivision Map Act for the real property which the Facility is located on. Principals and Company shall provide Buyer with monthly status reports as to the Principals', the Company's and Western Millings' efforts in connection with the foregoing. If the aforesaid legal parcel is not created prior to the Closing Date, Western Milling agrees to use commercially reasonable efforts to complete the separate legal parcel as soon as possible.

                                    ARTICLE 6
                           CLOSING CONDITIONS - BUYER
                           --------------------------

         6.1 BUYER'S CONDITIONS TO CLOSING. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) The representations and warranties set forth in ARTICLE 3 and the information set forth in the schedules to this Agreement (as such schedules may have been revised and updated between the Effective Date and the Closing Date and accepted by Buyer, if applicable, pursuant to SECTION 5.2) shall be true and correct as of the Closing Date as though made on the Closing Date, and Sellers shall have delivered to Buyer a certificate to that effect;

                  (b) Sellers shall have performed or complied with all of the covenants and agreements required under this Agreement, and Sellers shall have delivered to Buyer a certificate to that effect;

                  (c) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions;

                  (d) Sellers shall have executed and delivered to Buyer original or facsimile counterparts of each Transaction Document to which it is a party (in accordance with the provision in SECTION 8.1 permitting the use of facsimile copies) and any other closing documents to be delivered by Sellers at Closing to Buyer pursuant to SECTION 8.3 of this Agreement;

                  (e) The governmental approvals and consents by third parties set forth on SCHEDULE 6.1(E) shall have been obtained and no such approval or consent shall have been conditioned upon the modification in any material respect, cancellation or termination of any Material Contract, Lease or Permit or shall impose on Buyer or the Company any material condition, provision, fee or requirement not presently imposed upon the Company or any condition, provision or requirement that would be materially more restrictive after the Closing than the conditions, provisions and requirements presently imposed on the Company;

                  (f) Buyer shall have received reasonable confirmation from Sellers of the absence of any and all deeds of trust, assignments of rents, security agreements, Uniform Commercial Code filings and fixture filings affecting the Company or its Facility or Business;

                  (g) Sellers shall have delivered an opinion of counsel, dated as of the Closing Date and addressed to Buyer, substantially in the form set forth as EXHIBIT "E", with respect to (i) the due authorization, execution, delivery and enforceability of the Opinion Documents (as said term is defined in EXHIBIT "E") and (ii) no conflicts between Sellers' obligations under this Agreement and the Company's Charter Documents;

                  (h) Buyer shall have received the resignation of such officers or managers of the Company as Buyer requests;

                  (i) Buyer shall have received (i) a good standing certificates and foreign qualification certificates, if any, for the Company, (ii) copies of the Charter Documents of the Company, (iii) resolutions or instruments of the Company authorizing the execution, delivery and performance by the Company of this Agreement and the transactions contemplated by this Agreement, (iv) any and all original documents relating to any meetings or actions taken by the Company's managers or members, and (v) an incumbency certificate evidencing the authority and specimen signature of each authorized person of the Company executing this Agreement and any other certificate provided pursuant to this
         SECTION 6.1, each in form and substance reasonably satisfactory to Buyer and certified by an authorized person of the Company as of the Closing Date. Such certification shall state that such Charter Documents and resolutions (or other authorizing actions or instruments) have not been amended, modified, revoked or rescinded and are in full force and effect on and as of the Closing Date and that all company proceedings required to be taken on the part of the Sellers and the Company, if any, in connection with the transactions contemplated by this Agreement have been duly authorized and taken;

                  (j) Sellers shall have delivered to Buyer five (5) business days prior to the Closing Date, a written statement setting forth the principal amount and the accrued interest owing under the MetLife Note, duly executed by Sellers' Representative;

                  (k) Buyer shall have agreed with Sellers upon the principles, specifications and methodologies for determining Net Working Capital;

                  (l) There has not been any Material Adverse Change;

                  (m) Buyer shall have had an opportunity to inspect the Facility's operations to Buyer's sole satisfaction, however, any such inspection shall not limit the scope of the representations and warranties and indemnification to be provided by Sellers pursuant to the terms of this Agreement, without limiting the scope of the foregoing, the Facility must be producing at a minimum rate of 25 MMGY of undenatured ethanol, meet industry average plan efficiencies with respect to corn conversion and energy efficiency and Buyer shall have the right to have an independent performance test run by a third party expert to determine if the Facility meets these standards;

                  (n) The Company shall be in compliance with all applicable laws and ordinances;

                  (o) Buyer shall have obtained financing necessary for payment in part of the Purchase Price;

                  (p) All Sellers have signed all the Transaction Documents which they are required to sign and Buyer will be able to acquire at Closing all the Membership Interests; and

                  (q) All permits necessary for the continued operation of the Facility following the Closing Date will be in place.

                  (r) Buyer shall have reviewed and approved contemplated amendments and modifications to certain Material Contracts, including the Development and Operations Agreement, the Supply and Output Agreement and Energy Agreement.

         6.2 WAIVER OF CONDITIONS. Any conditions specified in SECTION 6.1 may be waived by Buyer in writing.

                                    ARTICLE 7
                          CLOSING CONDITIONS - SELLERS
                          ----------------------------

         7.1 CONDITIONS TO CLOSING. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

                  (a) Buyer shall have delivered the Purchase Price to Sellers in accordance with the terms of this Agreement and the issuance of warrants referred to in SECTION 2.1;

                  (b) The representations and warranties set forth in ARTICLE 4 shall be true and correct as of the Closing Date as though made on the Closing Date, and Buyer shall have delivered to Sellers a certificate to that effect;

                  (c) Buyer shall have performed or complied with all of the covenants and agreements required under this Agreement, and Buyer shall have delivered to Sellers a certificate to that effect;

                  (d) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions;

                  (e) Buyer shall have executed and delivered to Sellers original or facsimile counterparts of each Transaction Document to which it is a party (in accordance with the provision in SECTION 8.1 permitting the use of facsimile copies);

                  (f) Sellers shall have agreed with Buyer upon the principles, specifications and methodologies for determining Net Working Capital;

                  (g) Sellers shall have received a good standing certificate and a copy of the Charter Documents and resolutions of the Board of Directors (or other authorizing actions or instruments) and the stockholders, if necessary, of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated by this Agreement, and an incumbency certificate evidencing the authority and specimen signature of each officer of Buyer executing this Agreement and any other certificate provided pursuant to this SECTION 7.1, each in form and substance reasonably satisfactory to Sellers and certified by the secretary or an assistant secretary of Buyer (or another responsible officer of Buyer) as of the Closing Date. Such certification shall state that such Charter Documents and resolutions (or other authorizing actions or instruments) have not been amended, modified, revoked or rescinded and are in full force and effect on and as of the Closing Date and that all corporate proceedings required to be taken on the part of the Buyer in connection with the transactions contemplated by this Agreement have been duly authorized and taken; and

                  (h) If the MetLife Note is assumed then as a condition to closing the Buyer shall be responsible for obtaining release of all personal guarantees related to the Met Life Note.

                  (i) Seller shall have reviewed and approved the contemplated amendments and modifications to certain Material Contracts including the Development and Operations Agreement, the Supply and Output Agreement and the Energy Agreement.

                  (j) Buyer shall have confirmed to Seller in writing that the Facility is producing a minimum rate of undenatured ethanol satisfactory to Buyer, that the Facility meets plant efficiencies with respect to corn conversion and energy efficiency satisfactory to Buyer, and that the Buyer is fully satisfied with the performance of all operating functions and other facets of the Facility.

         7.2 WAIVER OF CONDITIONS. Any condition specified in SECTION 7.1 may be waived by Sellers in writing.

                                    ARTICLE 8
                                 CLOSING MATTERS
                                 ---------------

         8.1 THE CLOSING. The closing of the transactions contemplated in this Agreement (the "CLOSING") will take place at the offices of Rutan & Tucker, LLP in Costa Mesa, California at 10:00 a.m. (local time), or at such other place as Buyer and Sellers may mutually agree, on a Business Day selected by Buyer and

Sellers that is no sooner than three (3) days and no later than five (5) days after the day on which the last of the conditions to Closing set forth in
SECTION 6.1 and SECTION 7.1 (other than those conditions which are only capable of being satisfied contemporaneous with the Closing) have been satisfied or waived (the "CLOSING DATE"). Notwithstanding the foregoing, the Closing shall take place on that date which is the sooner of (i) sixty (60) days after the date on which at least 5,000 gallons of ethanol has been produced in one day and
(ii) October 15, 2005. The actual date on which at least 5,000 gallons of ethanol has been produced in one day is hereinafter referred to as the "MILESTONE DATE". Sellers' Representative shall provide Buyer with written notice of the Milestone Date within five (5) days of the date the Milestone Date occurs. Notwithstanding the foregoing, the Closing will be extended one (1) day for each day by which the Sellers fail to timely deliver updated Disclosure Schedules prior to the Closing as required hereunder in SECTION 5.2. The Parties agree that signature pages of documents required to be delivered at the Closing may be delivered by facsimile, provided that originally executed documents must be sent via overnight courier immediately thereafter. The Closing will be effective as of 12:01 a.m. on the Closing Date (the "EFFECTIVE TIME").

         8.2 ACTION TO BE TAKEN AT THE CLOSING; PAYMENT OF PURCHASE PRICE. The sale and delivery of the Membership Interests and the payment of the Purchase Price shall take place at the Closing. The Purchase Price shall be as follows:

                  (a) the balance of the Purchase Price, to each of the Sellers in the percentages set forth opposite each Seller's name on SCHEDULE 1.

         8.3 CLOSING DOCUMENTS.

                  (a) Each of the Sellers shall deliver to Buyer at the Closing the following items and documents (collectively, the "TRANSACTION DOCUMENTS"), duly executed by each Seller where necessary to make them effective:

                           (i) Assignments of Limited Liability Company
                  Membership Interests, each in the form attached hereto as EXHIBIT "B";

                           (ii) a certificate dated the Closing Date, signed by
                  the Principals, to the effect that the conditions set forth in SECTIONS 6.1(A) AND (B) have been satisfied;

                           (iii) a certificate(s) dated the Closing Date, signed
                  by the Principals, as applicable, in accordance with SECTION 6.1(J);

                           (iv) such instruments of assumption and other
                  documents or instruments as Buyer reasonably may request to effect the transaction contemplated hereby;

                           (v) an opinion from counsel to the Sellers in the
                  form attached hereto as EXHIBIT "E";

                           (vi) spousal consents from all applicable Sellers;

                           (vii) irrevocable powers of attorney from all Sellers
                  in such form as approved by Buyer; and

                           (viii) a Registration Rights Agreement in the form of
                  EXHIBIT "F".

                  (b) In addition to paying the Purchase Price in accordance with SECTION 8.2, Buyer shall deliver to Sellers at the Closing the following items and documents, duly executed by Buyer where necessary to make them effective:

                           (i) Assignments of Limited Liability Company
                  Membership Interests, each in the form attached hereto as EXHIBIT "B";

                           (ii) a certificate dated the Closing Date, signed on
                  its behalf by an authorized officer, to the effect that the conditions set forth in SECTIONS 7.1(B) AND (C) have been satisfied;

                           (iii) a certificate dated the Closing Date, signed on
                  its behalf by an authorized officer, in accordance with
                  SECTION 7.1(G);

                           (iv) the Member Notes in the form of EXHIBIT "C";

                           (v) such instruments of assumption and other
                  documents or instruments as Sellers reasonably may request to effect the transaction contemplated hereby;

                           (vi) the Warrants in the form of EXHIBIT "D".

                           (vii) a Registration Rights Agreement in the form of
                  EXHIBIT "F".

                                    ARTICLE 9
                                INDEMNIFICATION;
                                ----------------
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; RELEASE
               ---------------------------------------------------

         9.1 INDEMNIFICATION OF BUYER AND THE COMPANY. The Sellers severally covenant and agree (except as to any inaccuracy or breach of the representations and warranties contained In SECTIONS 3.2, 3.3(A), 3.5 AND 3.25 in which event only the Seller making such representation and warranty shall be liable) to indemnify, defend and hold harmless Buyer and the Company and their Affiliates, representatives and permitted assigns from and against any and all Losses as hereinafter described in this SECTION 9.1, directly or indirectly, as a result of, or based upon or arising from:

                  (a) subject to SECTIONS 9.5 AND 9.7 hereof, any material inaccuracy in, omission from or breach or nonperformance of any of the representations or warranties made by Sellers or the Company in or pursuant to this Agreement or any other Transaction Document, other than the representations and warranties set forth in SECTION 3.1 (Organization), 3.2 (Power and Authority), 3.3(A), 3.5 (Capitalization of the Company and Title to Membership Interest), and 3.25 (Accredited

         Investor Status) of this Agreement, which representations and warranties shall be subject to the indemnification provisions of
         SECTION 9.1(B) hereof;

                  (b) any inaccuracy in, omission from or breach or nonperformance of any of the representations or warranties made by Sellers in SECTION 3.1 (Organization), 3.2 (Power and Authority), 3.3(A), 3.5 (Capitalization of the Company and Title to Membership Interest), and 3.25 (Accredited Investor Status) of this Agreement;

                  (c) the failure of the Sellers or the Company to perform or observe fully any covenant, provision or agreement to be performed or observed by it pursuant to this Agreement or any Transaction Document; and

                  (d) any of the specific indemnification matters referenced in
         SCHEDULE 9.1.

         For the purposes of this Agreement the term "LOSS" means on a dollar for dollar basis any action, cost, damage, disbursement, expense, liability, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, whether or not arising out of third-party claims, including, but not limited to, interest or other carrying costs, penalties, legal, accounting, attorneys' and other professional fees and expenses incurred in the litigation, arbitration, investigation, collection, prosecution and defense of claims, actual or threatened, amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

         If and to the extent that Buyer is entitled to payments in respect of indemnification under this ARTICLE 9, Buyer shall be entitled to offset against any one or more payments due and payable in respect of the Member Note dollar for dollar, for amounts which have been determined to be due to Buyer in respect of such indemnification on a prorata basis on each Member Note. The amount entitled to be offset hereunder is referred to herein as the "OFFSET." At its option, and at any time(s) that Buyer may elect, upon notice (the "OFFSET NOTICE") to the Sellers' Representative (as hereinafter defined in SECTION 9.8), Buyer may twenty (20) days from the date Sellers' Representative is in receipt of the Offset Notice deduct from any payment of the Member Note due hereunder an amount equal to all or any portion of the Member Note up to the full amount of such Payments as of the date of such deduction, but only to the extent that Buyer has not previously deducted such portion of the Offset from previous payments of the Member Note due hereunder. If the Sellers' Representative gives written notice to Buyer within twenty (20) days after receipt of any Offset Notice that he objects to the proposed Offset, Buyer will be required to pay the amount of such proposed Offset into a mutually agreeable neutral third-party escrow where the funds will be held pending resolution of such dispute pursuant to SECTION 11.8 of this Agreement. Subject to the Sellers' Representative's right to dispute as previously set forth, the Offset shall be applied to the next payment of the Member Note then due hereunder following the date of the Notice, and to any payment thereafter until such time as the amount of the Offset shall be reduced to zero.

         Notwithstanding anything to the contrary set forth herein, Sellers' indemnification obligations pursuant to SECTIONS 9.1(B) AND 9.1(D) shall not be subject to or limited by, in any way, any of the provisions of SECTION 9.7 hereof.

         9.2 INDEMNIFICATION OF SELLERS. Buyer covenants and agrees to indemnify, defend and hold harmless Sellers and their Affiliates, representatives and permitted assigns from and against any and all Losses of Sellers, directly or indirectly, as a result of, or based upon or arising from:

                  (a) subject to SECTION 9.5, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement; or

                  (b) the failure of Buyer to perform or observe fully any covenant, provision or agreement to be performed or observed by it pursuant to this Agreement.

         9.3 CERTAIN TAX MATTERS.

                  (a) INDEMNIFICATION OF BUYER. Goshen Ethanol, LLC, Kruse Investment Company, Inc., the Mark S.. and Pamela Wheeler Trust dated February 1, 1996 and Western Milling (collectively the "Primary Sellers") agree to jointly and severally indemnify, defend and hold harmless Buyer and the Company against the following tax matters (the "TAX MATTERS"): (i) any Tax payable by or on behalf of Sellers or the Company, for any taxable period ending on or prior to the Closing Date,
         (ii) any deficiencies in any Tax payable by or on behalf of Sellers or the Company arising from any audit by any taxing agency or authority with respect to any period ending on or prior to the Closing Date,
         (iii) any claim or demand for reimbursement or indemnification resulting from any transfer by Sellers prior to the Closing of any Tax benefits or credits to any other person, (iv) any Tax liabilities arising out of the transfer of the Membership Interests, and (v) with respect to any Taxes due for Tax periods ending after the Closing Date, a pro rata share of such Tax calculated as if the period ended on the Closing Date.

                  (b) AUDIT MATTERS. Sellers' Representative shall have the right, at Sellers' expense subject to the execution of a confidentiality agreement by Sellers and the Sellers' Representative, in form and substance reasonably satisfactory to Buyer, for the purpose of protecting the confidentiality and use of information of Buyer, and the Company) (i) to participate in the audit (and disposition thereof) of any Tax Return relating to periods ending on or prior to the Closing Date and to participate in the disposition of the audit of any Tax Return relating to the periods ending after the Closing Date if such audit or disposition thereof could give rise to a claim for indemnification hereunder, (ii) to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any governmental entity relating to periods on or prior to the Closing Date and (iii) to approve the disposition of any audit adjustment with respect to such periods if such disposition will or reasonably might be expected to result in a claim for indemnification hereunder. However, Buyer shall have the right directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any governmental entity relating to periods on or prior to the Closing Date and to approve the disposition of any audit adjustment with respect to such periods if such disposition will or might be expected to result in, directly or indirectly, an increase in Taxes of Buyer or the Company for any period beginning at or after the Closing.

                  (c) COOPERATION ON TAX MATTERS. After the Closing Date, Sellers' Representative, on the one hand, and Buyer and the Company on the other, shall (i) provide, or cause to be provided, to each other's respective officers, employees, representatives and affiliates, such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, or any audit of the Company in respect of which Sellers, on the one hand or Buyer or the Company on the other, as the case may be, are responsible, and (ii) retain, or cause to be retained, for so long as any such taxable years or audits shall remain open for adjustments, any records or information which may be relevant to any such Returns or audits. The assistance provided for in this SECTION 9.3(C) shall include without limitation Sellers, Buyer and the Company (x) making their agents and employees and the agents and employees of their respective Affiliates available to each other on a mutually convenient basis to provide such assistance as might reasonably be expected to be of use in connection with any such Tax Returns or audits and (y) providing, or causing to be provided, such information as might reasonably be expected to be of use in connection with any such Returns or audits, including without limitation records, returns, schedules, documents, work papers, opinions, letters or memoranda, or other relevant materials relating thereto.

         9.4 PROCEDURE.

                  (a) NOTICE. Any party seeking indemnification with respect to any Loss shall give written notice to the party required to provide indemnity hereunder (the "INDEMNIFYING PARTY").

                  (b) DEFENSE. In the event any person or entity not a party to this Agreement shall make a demand or claim or file or threaten to file or continue any lawsuit, which demand, claim or lawsuit may result in liability to an Indemnified Party in respect of matters embraced by the indemnity under this Agreement, or in the event that a potential loss, damage or expense comes to the attention of any party in respect of matters embraced by the indemnity under this Agreement, then the Party receiving notice or aware of such event shall promptly notify the other Party or Parties of the demand, claim or lawsuit. Within ten (10) days after notice by the Indemnified Party (the "NOTICE") to an Indemnifying Party of such demand, claim or lawsuit, except as provided in the next sentence, so long as the Indemnifying Party first agrees in writing with the Indemnified Party that the Indemnifying Party has an obligation to indemnify the Indemnified Party with respect to such demand, claim or lawsuit, the Indemnifying Party shall have the option, at its sole cost and expense, to retain counsel for the Indemnified Party, to defend any such demand, claim or lawsuit, provided that counsel who will conduct the defense of such demand, claim or lawsuit will be approved by the Indemnified Party whose approval will not unreasonably be withheld; provided, further, that the Indemnifying Party may not make such election (and for the avoidance of doubt and without limiting the Indemnifying Party's obligations under this
         ARTICLE 9, the Indemnifying Party shall pay for all costs and expenses of the Indemnified Party's defense, including expenses of the Indemnified Party's counsel) if (i) the Indemnifying Party is also a party to such demand, claim or lawsuit and the Indemnified Party determines in good faith that joint representation would be inappropriate, (ii) the Indemnifying Party both fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such demand, claim or lawsuit and provide indemnification with respect to such demand, claim or lawsuit, (iii) the Indemnified Party determines in good faith that there is a reasonable probability that such demand, claim or lawsuit may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, except where nonmonetary relief is merely incidental to a primary claim or primary claims for monetary damages, or (iv) the claim involves Taxes. In the event Section 9.4(b)(iii) applies the Indemnifying Party will not be bound by any determination of such proceeding or any compromise or settlement effected without the Indemnifying Party's consent which shall not be unreasonably withheld. The Indemnified Party shall have the right, at its own expense, to participate in the defense of any suit, action or proceeding brought against it with respect to which indemnification may be sought hereunder; provided, however, if (x) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (y) the employment of counsel by such Indemnified Party has been authorized in writing by the Indemnifying Party, or (z) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time; then, the Indemnified Party shall have the right to retain its own counsel at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. No Indemnifying Party, in the defense of any such demand, claim or lawsuit, will consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party. If any Indemnified Party will have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to and which have not been asserted by the Indemnifying Party, the Indemnifying Party will not have at the election of the Indemnified Party, the right to continue the defense of such demand, claim or lawsuit on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party on a current basis for the reasonable fees and expenses of any counsel retained by the Indemnified Party to undertake the defense. In the event that the Indemnifying Party shall fail to respond within ten (10) days after receipt of the Notice, the Indemnified Party may retain counsel and conduct the defense of such demand, claim or lawsuit, as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnifying Party, which costs and expenses shall be paid by the Indemnifying Party on a current basis. Except as explicitly provided in this SECTION 9.4(B), failure to provide Notice shall not limit the rights of such party to indemnification, except to the extent such failure is actually prejudicial to the rights and obligations of the Indemnifying Party.

                  (c) TAX ADJUSTMENTS. Any amounts payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss shall be adjusted as follows:

                           (i) If an Indemnified Party is liable for any
                  additional Taxes as a result of the payment of amounts in respect of an Indemnifiable Claim, the Indemnifying Party will pay to the Indemnified Party in addition to such amounts in respect of the Loss within ten (10) days after being notified by the Indemnified Party of the payment of such liability (x) an amount equal to such additional Taxes (the "TAX

                  REIMBURSEMENT AMOUNT") plus (y) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnified Party shall have received from the Indemnifying Party, net of the payment of Taxes, an amount equal to the Loss; and

                           (ii) The Indemnified Party shall reimburse the
                  Indemnifying Party an amount equal to the net reduction in any year in the liability for Taxes (that are based upon or measured by income) of the Indemnified Party or any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction is actually realized with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of a Loss, or amounts paid by the Indemnified Party pursuant to this paragraph (a "NET TAX BENEFIT"). The amount of any Net Tax Benefit shall be paid not later than fifteen (15) days after the date on which such Net Tax Benefit shall be realized. For purposes of this SECTION 9.4(C)(II), the Net Tax Benefit shall be deemed to be actually realized on the date on which such Net Tax Benefit is used to compute an obligation to pay installments of estimated tax or, if earlier, reported earnings; provided, however, that if the amount of any Net Tax Benefit is subsequently affected by reason of any event or events, including, without limitation, any payment of Taxes by such Indemnified Party with respect to the loss of such Net Tax Benefit upon audit or litigation, appropriate adjustments and payments to take into account the increase or decrease in such Net Tax Benefit shall be made between the Indemnified Party and the Indemnifying Party within fifteen (15) days after such event or events. Any expenses associated with the realization of a Net Tax Benefit or any contest or proceeding with respect to a Net Tax Benefit shall be deemed to reduce such Net Tax Benefit.

                           (iii) Notwithstanding clauses (i) and (ii) of this
                  SECTION 9.4(C), Buyer shall have the right to irrevocably elect, in the Notice given with respect to a Loss in an aggregate amount less than $25,000, not to have clauses (i) and (ii) apply with respect to such Loss.

                  (d) INSURANCE MATTERS. Any Indemnified Party shall be required to use commercially reasonable efforts to submit and obtain coverage for any claim against any insurer, and any such amounts actually paid to the Indemnified Party shall reduce the indemnification obligations of the Indemnifying Party with respect to such matter.

                  (e) MITIGATION. Notwithstanding anything to the contrary in this Agreement, any Indemnified Party shall be required to utilize commercially reasonable efforts to' mitigate any damages which may be a Loss. Mitigation shall not be required if or to the extent it would or reasonably may be expected to cause the Indemnified Party to incur any liability, loss, cost or expense, including without limitation any Tax, or any increase in any of the foregoing.

         9.5 SURVIVAL. The representations and warranties of Sellers in SECTION
3.1 (Organization), 3.2 (Power and Authority), 3.3(A), 3.5 (Capitalization of the Company and Title to Membership Interest), and 3.25 (Accredited Investor Status), of this Agreement shall survive the Closing for the period of the applicable statute of limitations. All other representations and warranties of the Parties in this Agreement shall survive the Closing for the period ending twenty four (24) months after the Closing Date. The covenants and the agreements contained in this Agreement and in the other Transaction Documents, including, without limitation, Sellers' obligation to indemnify, defend and hold harmless Buyer and the Company and their Affiliates, Representatives and permitted assigns pursuant to SECTIONS 9.1(B), (C) AND (D) of this Agreement, shall survive until satisfied. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this ARTICLE 9 notwithstanding any applicable statute of limitations (which the Parties hereby waive) until such matter is finally terminated or otherwise resolved by the Parties or by a court or arbitrator of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

         9.6 EXCLUSIVE REMEDY. This ARTICLE 9 shall be deemed to be the Parties' exclusive remedy in connection with the breach of any representation and warranty contained in this Agreement. Notwithstanding the foregoing, the Parties may pursue other remedies available at law or in equity in the case of fraud or a knowing and intentional misrepresentation.

         9.7 INDEMNIFICATION LIMITATIONS. The aggregate dollar amount of all payments each Seller shall be obligated to make pursuant to SECTION 9.1(A) AND
(C) of this Agreement shall not exceed an amount equal to the balance of such Seller's Member Note plus any accrued interest which he, she or it is to receive, and Sellers shall only be required to make payments pursuant to SECTION 9.1(A) AND (C) of this Agreement at such time that the aggregate amount of Losses for all Sellers exceeds $100,000, in which case the Sellers will be severally obligated to pay for all such Losses in excess of $100,000 in a percentage amount equal to the face amount of such Seller's Member Note divided by $8,000,000; provided, however, that these limitations shall not apply to Losses resulting from knowing and intentional fraud or misrepresentation, provided, further, that notwithstanding anything to the contrary herein, these limitations shall not apply to any other obligation of Sellers pursuant to this
ARTICLE 9, including, without limitation, the obligation of Sellers to make payments pursuant to SECTIONS 9.1(B) AND (D) hereof.

         9.8 THE SELLERS' REPRESENTATIVE.

                  (a) The Sellers hereby authorize, direct and appoint Kevin Kruse or Ejnar Knudsen to act as sole and exclusive agent, attorney-in-fact and representative of the Sellers (the "SELLERS' REPRESENTATIVE"), and authorize and direct the Sellers' Representative to (i) take any and all actions (including without limitation executing and delivering any documents, incurring any costs and expenses for the account of the Sellers (which will constitute Loss incurred or suffered by Buyer within the meaning of SECTION 9.1 hereof) and making any and all determinations) which may be required or permitted by this Agreement to be taken by the Sellers or the Sellers' Representative,
         (ii) exercise such other rights, power and authority as are authorized, delegated and granted to the Sellers' Representative hereunder in connection with the transactions contemplated hereby, (iii) to receive all payments of the Purchase Price on behalf of the Sellers and to distribute the same to the Sellers pro rata in accordance with their respective Membership Interests, (iv) to take all action necessary in connection with the defense and/or settlement of any claims for which the Sellers may be required to indemnify the Buyer pursuant to ARTICLE 9 hereof, (v) to take all action necessary in seeking indemnification from the Buyer pursuant to ARTICLE 9 hereof, (vi) to give and receive all notices required to be given under this Agreement on behalf of the Sellers, and (vii) to execute and deliver such instruments of conveyance, agreements, releases or other document and to take such additional actions by or on behalf of the Sellers as the Sellers' Representative, in its sole discretion, may determine to be necessary or appropriate in connection with the transactions contemplated by the terms and provisions of this Agreement, (viii) to take any and all action (including but not limited to litigation) relating to the Member Notes including any claim that an Event of Default has occurred or any waiver of an Event of Default, and (ix) exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Sellers' Representative consistent therewith, shall be absolutely and irrevocably binding on the Sellers as if such Seller personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Seller's individual capacity. Notwithstanding any other provision of this Agreement with respect to the matters covered by ARTICLE 9, (i) each of the Sellers irrevocably relinquishes such Sellers' right to act independently and other than through the Sellers' Representative including, but not limited to, any closing or waiver of any alleged event of default under any Member Note and the prosecution of any litigation relating thereto, except with respect to the removal of the Sellers' Representative or appointment of a successor Sellers' Representative as provided in SECTION 9.8(B) below, and (ii) no Sellers shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against the Company or Buyer with respect to any such matter, any such right being irrevocably and exclusively delegated to the Sellers' Representative. The Sellers' Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Sellers' Representative in accordance with this Agreement.

                  (b) The Sellers' Representative shall serve as Sellers' Representative until his resignation, removal from office, incapacity or death; PROVIDED, HOWEVER, that the Sellers' Representative shall not have the right to resign without (A) prior written notice to the Sellers and (B) picking a successor reasonably satisfactory to Buyer to serve until a successor thereto is elected by the Sellers. The Sellers' Representative may be removed at any time, and a successor representative, reasonably satisfactory to Buyer, may be appointed, pursuant to written action by Sellers who, immediately prior to the Closing, hold Membership Interests constituting 66 2/3% or more of all such shares then outstanding. Any successor to the Sellers' Representative shall, for purposes of this Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Sellers' Representative, and from and after such time, the term "SELLERS' REPRESENTATIVE" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of this Agreement.

                  (c) The Sellers' Representative shall be permitted to retain counsel, consultants and other advisors. With respect to all reasonable fees and expenses incurred by the Sellers' Representative in conducting the actions set forth in this Agreement, Sellers' Representative shall be entitled to submit a claim and receive reimbursement from the Sellers. All reasonable costs and expenses incurred by Sellers' Representative in connection with the performance of its duties will be paid out of the Purchase Price received by it and deducted therefrom prior to the distribution thereof to the Sellers.

                  (d) The provisions or this SECTION 9.8 shall in no way impose any obligations on Buyer. In particular, notwithstanding any notice received by Buyer to the contrary (except any notice of the appointment of a successor Sellers' Representative approved by Buyer in accordance with paragraph (b) of this SECTION 9.8), Buyer (i) shall be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to the Sellers with respect to, and shall be indemnified by the Indemnifying Parties from and against all liability arising out of (any such indemnifiable amounts constituting a Loss within the meaning of SECTION 9.1 hereof) actions, decisions and determinations of the Sellers' Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the Sellers' Representative are fully authorized by the Sellers. The appointment of the Sellers' Representative shall be deemed coupled with an interest and shall be irrevocable, and Buyer and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Sellers' Representative on behalf of the Sellers in all matters in which it has been granted authority pursuant to this Section. The Sellers' Representative shall act for the Sellers in all matters set forth in this Agreement. All actions, decisions and instructions of the Sellers' Representative taken, made or given pursuant to the authority granted to the Sellers' Representative pursuant to this Section shall be final, conclusive and binding upon all Sellers and all actions, decisions and instructions of the Sellers' Representative taken, made or given pursuant to the authority granted to such Sellers' Representative pursuant to this Section shall be conclusive and binding upon all individual Sellers. Buyer, its officers, directors, employees, agents and affiliates shall be able to rely exclusively on the instructions, decisions and actions of the Sellers' Representative.

                  (e) The Sellers' Representative shall not be liable to the Sellers for the performance of any act or the failure to act so long as he acted or failed to act in good faith in what he reasonably believed to be the scope of his authority and for a purpose which he reasonably believed to be in the best interests of the Sellers.

                  (f) The Sellers' Representative shall have the exclusive power to waive any closing condition and to assert any claim of any Seller against Buyer alleged to arise under this Agreement, the Member Notes, the Warrants, or the Registration Rights Agreement or to waive any breach or default under the foregoing agreements. No Seller may pursue a remedy against Buyer or any affiliate of Buyer with respect to this Agreement, the transactions contemplated hereby, the Member Note, the Warrants, or the Registration Rights Agreement except by action of Sellers' Representative or on the Seller's behalf. Sellers acknowledge that apart from actions by Sellers' Representative on their behalf, they shall have no right to bring legal action against Buyer for claims arising under this Agreement or the transactions contemplated hereby or under the Member Note, the Warrants, or the Registration Rights Agreement.

         9.9 RELEASE.

                  (a) Effective upon the execution of this Agreement, Sellers hereby irrevocably waive, release and discharge the Company from any and all liabilities and obligations of Company to Sellers, whether in their capacity as the Sellers hereunder, as member, manager, officer, director or employee of the Company or otherwise, including, without limitation, in respect of rights of contribution or indemnification, in each case whether absolute or contingent, liquidated or unliquidated, and whether arising at law or equity, from the beginning of time until the Closing, and Sellers hereby covenant and agree that they will not seek to recover any amounts in connection therewith or thereunder from the Company. The Release provided herein shall in no way limit the obligation of the Buyer to the Sellers following Buyer's acquisition of the Company, however, it is understood that this sentence will in no way limits Buyer's indemnification rights under this Agreement.

                  (b) Sellers acknowledge that there is a risk that, subsequent to the execution of this Agreement or after the Closing, Sellers will discover, incur or suffer claims which were unknown or unanticipated at the time this Agreement was executed and which, if known by Sellers on the date of this Agreement, may have materially affected the Sellers' decision to enter into this Agreement. The Sellers acknowledge and agree that, by reason of entering into this Agreement, the Sellers, as the case may be, are assuming the risk of unknown or unanticipated claims released in this SECTION 9.9. WITH RESPECT TO SUCH MATTERS, THE SELLERS HEREBY EXPRESSLY WAIVE THE BENEFIT OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR STATUTE IN ANY OTHER JURISDICTION.
         SECTION 1542 OF THE CALIFORNIA CIVIL CODE PROVIDES AS FOLLOWS:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  (c) It is the intention of the Parties that the foregoing releases shall be as broad and general as the law permits and that these releases shall be effective as of the Closing.

         9.10 NO CONTRIBUTION. Anything to the contrary herein notwithstanding, Sellers shall not have any right to seek any indemnification or contribution from or remedy against the Company whether arising prior to or after the Closing Date in respect of any breach of any representation or warranty by the Company or the failure of the Company to comply with any covenant or agreement to be performed by the Company on or prior to the Closing Date and Sellers hereby waive any such claim they may have against the Company with respect thereto whether at law, in equity or otherwise.

                                   ARTICLE 10
                                   TERMINATION
                                   -----------

         10.1 TERMINATION.

                  (a) This Agreement may be terminated at any time prior to the
         Closing:

                           (i) by mutual written consent of Buyer and Sellers;
                  or

                           (ii) by either Buyer or Sellers if the other Party is
                  in material breach of any representation, warranty or covenant set forth in this Agreement and such breach, if capable of cure, is not cured within thirty (30) days after written notice thereof to such other Party.

                  (b) If the Closing has not occurred on the sooner of October 15, 2005 and on the sixtieth (60th) day after the Milestone Date unless otherwise extended pursuant to SECTION 8.1 of this Agreement, this Agreement will be terminated.

         10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of Sellers or Buyer. Notwithstanding the foregoing, this SECTION 10.2 shall not release (a) any party from liability resulting from a beach by such party under this Agreement, or (b) any party from its obligations under SECTIONS 11.1, 11.2, 11.8, 11.9(A), 11.10, 12.2, 12.3,
12.6 AND 12.10 of this Agreement.

                                   ARTICLE 11
                              ADDITIONAL AGREEMENTS
                              ---------------------

         11.1 PRESS RELEASE AND ANNOUNCEMENTS. Except to the extent required by law, in which case prior notice shall be given to the other Party, no press release related to this Agreement or the transaction contemplated hereby, or other announcements to the employees, customers or suppliers of the Company shall be issued prior to the Closing without the joint approval of Buyer and the Sellers' Representative, which approval will not be unreasonably withheld, conditioned or delayed.

         11.2 CONFIDENTIALITY BY BUYER. Prior to the Closing, Buyer shall not disclose any financial or other information regarding the Company without Sellers' Representative's express, prior written consent as to the exact content, form, location and extent of each such disclosure, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary contained in this Agreement, but subject to SECTION 11.10 hereof, Buyer and its Affiliates shall have the right to use and disclose such information required in Form 8K and such filings as may be required of Buyer in its capacity as a public company.

         11.3 REMITTANCES. All remittances, mail and other communications relating to the Company received by Sellers at any time after the Closing Date shall be immediately turned over to Buyer.

         11.4 COOPERATION TO OBTAIN CONSENTS. From the date of this Agreement through the Closing Date, the Parties shall consult and cooperate with each other and use commercially reasonable efforts to (a) obtain all required governmental and third party consents, (b) make any required filings or submissions with governmental authorities, and (c) cause the conditions precedent to Closing set forth in SECTION 6.1 and SECTION 7.1 to be satisfied, all as may be necessary for the consummation of the Closing and the transactions contemplated by this Agreement.

         11.5 TAX MATTERS.

                  (a) Sellers, Buyer, and the Company shall, unless prohibited by applicable law, cause the taxable period of the Company to end as of the date preceding the Closing Date. For purposes of this Agreement, Taxes incurred by the Company with respect to a taxable period that includes but does not end on the Closing Date, shall be allocated to the portion of the period ending on the date preceding the Closing Date
         (a) except as provided in (b) and (c) below, to the extent feasible, on a specific identification basis, according to the date of the event or transaction giving rise to the Tax, and (b) except as provided in (c) below, with respect to periodically assessed ad valorem Taxes and Taxes not otherwise feasibly allocable to specific transactions or events, in proportion to the number of days in such period occurring before the Closing Date compared to the total number of days in such taxable period, and (c) in the case of any Tax based upon or related to income or receipts, in an amount equal to the Tax which would be payable if the relevant taxable period ended on the date preceding the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the date preceding the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company.

                  (b) Sellers shall prepare all Tax Returns for taxable periods ending on or prior to the Closing Date. After the Closing, Sellers shall, and shall cause their Affiliates to, cooperate fully with Buyer in the preparation of all Tax Returns relating to periods beginning before, but ending after, the Closing Date and shall provide or cause to be provided to Buyer any records and other information reasonably requested by Buyer in connection therewith as well as reasonable access to, and the reasonable cooperation of, Sellers' accountant. Sellers shall be responsible for and shall have the right to control any Tax investigation, audit or other proceeding related to the Company for periods ending on or prior to the Closing Date. Sellers shall use commercially reasonable efforts to resolve any such Tax investigation, audit or other proceeding. Buyer and the Company shall provide Sellers with any information or correspondence provided to Buyer and the Company by any taxing authority with respect to any taxable period ending before the Closing Date. After the Closing, Sellers shall, and shall cause their Affiliates to, cooperate fully with Buyer in connection with any Tax investigation, audit or other proceeding relating to either of the Business for any periods ending after the Closing Date. Any information obtained pursuant to this SECTION 11.5(B) or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be subject to the terms of the Confidentiality Agreement.

         11.6 EMPLOYEE MATTERS. Primary Sellers hereby agree that they will use commercially reasonable efforts prior to and through Closing to keep all employees of the Company as employees.

         11.7 FURTHER ASSURANCES. Each Party agrees to execute and deliver such further documents and instruments and to take such further actions after the Closing as may be necessary or desirable and reasonably requested by the other Party to give effect to the transactions contemplated by this Agreement.

         11.8 ARBITRATION. Except as otherwise provided in this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration in Orange County, California.

                  (a) JUDICIAL ARBITRATION AND MEDIATION SERVICES. The arbitration shall be administered by Judicial Arbitration and Mediation Services ("JAMS") in its Orange County office.

                  (b) ARBITRATOR. The arbitrator shall be chosen by mutual agreement between Buyer and the Sellers' Representative. The arbitrator will agree to comply with the JAMS Comprehensive Arbitration Rules and Procedures (including without limitation any and all of the time deadlines governing the arbitrator's conduct set forth therein) and the term of this SECTION 11.8.

                  (c) PROVISIONAL REMEDIES AND APPEALS. Each of the Buyer and the Sellers' Representative reserve the right to file with a court of competent jurisdiction a suit for equitable relief of any sort, including without limitation an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order, reformation, rescission, specific performance and/or appointment of a receiver, on the grounds that the arbitration award to which the applicant may be entitled may be rendered in effectual in the absence of such relief, or in the event the monetary damages are insufficient to make the damaged party whole.

                  (d) ENFORCEMENT OF JUDGMENT. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The award of the arbitrator shall be binding, final and nonappealable.

                  (e) DISCOVERY. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing Parties about the subject matter of the dispute. The time periods and the procedures chosen by the arbitrator shall apply equally to each Party.

                  (f) CONSOLIDATION. Any arbitration hereunder may be consolidated by JAMS with the arbitration of any other dispute arising out of or relating to the same subject matter when the arbitrator determines that there is a common issue of law or fact creating the possibility of conflicting rulings by more than one arbitrator.

                  (g) POWER AND AUTHORITY OF ARBITRATOR. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement, nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law.

                  (h) GOVERNING LAW. All questions in respect of procedure to be followed in conducting the arbitration, as well as the enforceability of the agreement of the parties to arbitrate pursuant to this SECTION
         11.8 which may be resolved by state law shall be resolved according to the law of the State of California. Any action brought to enforce the provisions of this Section shall be brought in the Orange County Superior Court. All other questions in respect of this Agreement, including, but not limited to, the interpretation, enforcement of this Agreement (other than the right to arbitrate), and the rights, duties and liabilities of the parties to this Agreement shall be governed by the laws of the State of California.

                  (i) COSTS. The costs of the arbitration, including any JAMS administration fees and any arbitrator's fees, and costs of the use of facilities during the arbitration hearings, shall be borne equally by the parties.

                  (j) ATTORNEYS' FEES. If a party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other parties, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (referred to herein as an "ACTION"), the non-prevailing party in such Action shall pay to the prevailing party in such Action a reasonable sum for the prevailing party's attorneys' fees and expenses (at the prevailing party's attorneys' then-current rates, as increased from time to time by the giving of advance written notice by such counsel to such party) incurred in prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (referred to herein as a "DECISION"), granted therein, all of which shall be deemed to have accrued from the commencement of such Action, and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered into in such Action shall contain a specific provision providing for the recovery of attorneys' fees and expenses incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and expenses upon the request of any party. For purposes of this Section, attorneys' fees shall include, without limitation, fees incurred in connection with (1) post-judgment motions and collection actions, (2) contempt proceedings, (3) garnishment, levy and debtor and third party examination, (4) discovery and (5) bankruptcy litigation.

         11.9 CONFIDENTIALITY, TRADENAMES.

                  (a) CONFIDENTIALITY BY SELLERS. Each of the Sellers shall treat and hold as confidential any information concerning the business and affairs of the Company or Buyer that is not already generally available to the public (the "CONFIDENTIAL INFORMATION"), refrain from using any of the Confidential Information except in connection with this Agreement. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, it shall notify Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this SECTION 11.9(A). If, in the absence of a protective order or the receipt of a waiver hereunder, a Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, it may disclose the Confidential Information to the tribunal; provided that it shall use its best efforts to obtain, at the request and expense of the Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. In the event of the termination of this Agreement, Sellers shall immediately return to Buyer any Confidential Information which is in the form of documentation.

                  (b) TRADE NAMES. The Sellers shall not use or permit any of their Affiliates to use the "Phoenix Bio Industries" name (or any other trademarks, service marks, trade dress, trade names, logos, or corporate names used by the Company) or any names or symbols confusingly similar thereto in any manner anywhere in the world after Closing.

                  (c) REMEDY FOR BREACH. The Sellers acknowledge and agree that in the event of a breach of any of the provisions of this SECTION 11.9, monetary damages may not constitute a sufficient remedy. Consequently, in the event of any such breach, the Company, the Buyer and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages.

                  (d) NO TRADE. Each Seller agrees that, without the prior written consent of the Board of Directors of Buyer, until the earlier of such time as this transaction is terminated and this transaction is publicly disclosed by the Company, neither any Seller nor any of Sellers' affiliates (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended), acting alone or as part of a group, will: (a) acquire, propose, or offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of Buyer, or (b) sell any securities of Buyer. It is understood and agreed that no failure or delay by Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this SECTION 11.9(D) by any Seller or any Seller representative and that Buyer shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this SECTION 11.9(D) but shall be in addition to all other remedies available at law or in equity. In the event of litigation relating to this SECTION 11.9(D), if a court of competent jurisdiction determines that you or any of your representatives have breached this SECTION 11.9(D), then such Seller shall be liable and pay to Buyer the legal fees incurred by Buyer in connection with such litigation, including any appeal therefrom.

         11.10 SEC REPORTING COOPERATION. In connection with the reporting requirements of Buyer, Sellers agree to assist Buyer and its Affiliates (at Buyer's sole cost and expense) prior to the Closing Date, to enable Buyer to prepare required disclosures (including financial statements and related notes in compliance with federal securities Laws), and to enable the Company's accountants to consent to the inclusion of such financial statements in filings with the Securities and Exchange Commission including, but not limited to, a subsequent annual, quarterly or other report, as applicable. Whether or not the Closing occurs or this Agreement is terminated (except for a termination on account of a default by Buyer hereunder), the Sellers shall pay up to $10,000 for all accounting fees and related expenses incurred in connection with the preparation of SEC compliant financial statements and related notes for the periods ending December 31, 2003, December 31, 2004 and as of the Closing Date. The audited Financial Statements for December 31, 2003 and December 31, 2004 shall be delivered to Buyer by August 31, 2005 and the audited Statements as of the Closing Date shall be delivered to Buyer no later than fifteen (15) days thereafter.

         11.11 LEGEND; TRANSFER OF MEMBER NOTES. Each Member Note will be imprinted with a legend in substantially the following form:

         PAYMENT WITH RESPECT TO THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS SET FORTH IN SECTION ____ HEREIN, AND IS SUBJECT TO CERTAIN OFFSET PROVISIONS SET FORTH IN A MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED AS OF ________________, AMONG THE ISSUER OF THIS NOTE AND THE PERSON TO WHOM THIS NOTE WAS ORIGINALLY ISSUED (THE "PURCHASE AGREEMENT"). THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT. THE ISSUER OF THIS NOTE WILL FURNISH A COPY OF THESE PROVISIONS TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST. THIS NOTE WAS ORIGINALLY ISSUED ON [___________________] AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW.

         Each holder desiring to transfer a Member Note first must furnish to the Company a (i) written opinion from counsel reasonably satisfactory to the company in form, substance, and by reason of such counsel's experience to the effect that the holder may transfer such Member Note as desired without registration under the Securities act or under any applicable state securities laws; and (ii) written undertaking executed by the desired transferee reasonably satisfactory to the Company in form and substance agreeing to be bound by the offset provisions and the restrictions on transfer contained herein.

         11.12 NO SHOP. Until this Agreement is terminated by its terms, no Seller shall (and no Seller shall cause or permit any agent or any other Person acting on his, her or its behalf to), discuss or negotiate with any other Person a possible sale of all or part of the Company's securities or assets (except for dispositions of assets in the ordinary course of business), whether such transaction takes the form of a sale of stock, merger, liquidation, dissolution, reorganization, recapitalization, consolidation, sale of assets, or otherwise (an "Acquisition Proposal"), or provide any information to any other Person concerning the Company (other than information which the Company provides to other Persons in the ordinary course of business). The Sellers and their agents and other Persons acting on their behalf (a) do not have any rights, arrangement, or understanding with respect to any Acquisition Proposal (except this Agreement), (b) shall cease and cause to be terminated any and all discussions with third parties regarding any Acquisition Proposal, and (c) shall promptly notify the Buyer if any Acquisition Proposal, or any inquiry or contact with any person or entity with respect thereto, is made. Notwithstanding the foregoing, Sellers Representatives of the Company shall be permitted in connection with a proposed debt or equity financing for the Company which does not involve a sale of securities in the Company but will result in such financing source acquiring more than a thirty percent (30%) ownership interest by value or voting control in the Company provided Buyer is given a right of first refusal as hereinafter set forth. If the Company desires to initiate any such financing then three (3) days written notice shall first be given to Buyer during which period Buyer and Company will attempt to negotiate a mutually agreeable financing for the Company. If an agreement is reached within said three (3) day period Buyer and Company will thereafter close such acquisition within twelve (12) days of the date of such agreement. If an agreement is not reached within said three (3) day period (or if the financing does not close for a reason other than a default on the part of the Company), the Company may, subject to the terms of this SECTION 11.12, proceed to obtain such financing from independent third parties, but shall not be entitled to undertake such financing with a third party for a price less than the equivalent value of the price of refinancing which may have been offered by Buyer in writing. During the aforesaid three (3) day period the Company shall not directly or indirectly initiate any discussions with any third parties.

                                   ARTICLE 12
                                  MISCELLANEOUS
                                  -------------

         12.1 AMENDMENT AND WAIVER. This Agreement may be amended, and any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding on the Party against whom the amendment is being asserted only if such amendment or waiver is set forth in a writing executed by such Party against whom the amendment is being asserted and then only to the specific purpose, extent and instance so provided. Not withstanding the foregoing any one or more of the Principals may enter into an amendment of this agreement, or any other agreements related to this transaction, for the purpose to carry out the intent of the parties.

         12.2 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, when mailed by certified mail, return receipt requested, when sent by facsimile with confirmation of receipt received, or when delivered by overnight courier with executed receipt. Notices, demands and communications to Sellers or Buyer shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

         Notices to Sellers:                C/O - Western Milling
                                            Attn: Kevin Kruse or Ejnar Knudsen
                                            31120 Nutmeg Road
                                            PO Box 1029
                                            Goshen, CA 93227
                                            Tel: (559) 302-1000
                                            Fax: (559) 380-2800

         Notices to Buyer:                  Pacific Ethanol, Inc.
                                            5711 N. West Avenue
                                            Fresno, CA 93711
                                            Attn: Neil Koehler, Chairman and CEO
                                            Tel: (530) 750-3017
                                            Fax: (530) 309-4172

                                            Pacific Ethanol, Inc.
                                            5711 N. West Avenue
                                            Fresno, CA 93711
                                            Attn: Ryan Turner, Director and COO
                                            Tel: (559) 435-1771 ext. 107
                                            Fax: (559) 435-1478

         with a copy to:                    Rutan & Tucker, LLP
                                            611 Anton Blvd., Suite 1400
                                            Costa Mesa, CA 92626
                                            Attn: George J. Wall, Esq.
                                            Tel: (714) 662-4673
                                            Fax: (714) 546-9035

         12.3 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by either Party without the prior written consent of the other Party; provided, however, that Buyer may assign in whole its right, title and interest under this Agreement to any of its Affiliates and such assignment shall release Buyer (but not such assignee) from its indemnification and other obligations hereunder.

         12.4 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

         12.5 COMPLETE AGREEMENT; SCHEDULES AND EXHIBITS. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, and the documents referred to herein contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

         12.6 GOVERNING LAW. The Laws of the State of California, without regard to conflict of law doctrines, govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         12.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Documents will be deemed as originals if received by facsimile copy.

         12.8 THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended or will be construed to entitle any person or entity, other than Buyer and Sellers or their respective permitted transferees and assigns, to any claim, cause of action, remedy or right of any kind.

         12.9 SEVERABILITY. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

         12.10 EXPENSES. Except as otherwise expressly set forth in this Agreement, each Party shall, whether or not the transactions contemplated hereby are consummated, pay all costs and expenses incurred by or on behalf of such Party in connection with the negotiation, execution and Closing of this Agreement and the transactions contemplated hereby and its investigation and evaluation of the Membership Interests and the Company.



           IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be duly executed by duly authorized individuals as of the Effective Date.



                          Counterpart Signatures Follow

 Execution of Membership Interest Purchase Agreement by Counterpart Signatures
 -----------------------------------------------------------------------------


The undersigned hereby executes the Membership Interest Purchase Agreement dated as of August 1st, 2005, between Pacific Ethanol Inc. and the members of Phoenix Bio Industries, LLC.



                                      BUYER

                                      PACIFIC ETHANOL, INC.,
                                      a Delaware Corporation



                                      By:  ____________________________________
                                           Ryan Turner, Chief Operating Officer

 Execution of Membership Interest Purchase Agreement by Counterpart Signatures
 -----------------------------------------------------------------------------


I (we) hereby execute the Membership Interest Purchase Agreement dated as of August 1st, 2005, between Pacific Ethanol Inc. and the members of Phoenix Bio Industries, LLC.



                               Signature of Member: ___________________________


                               Print Name of Member: __________________________



                               OR


                               Signature of Member other than an Individual

                               Entity: ________________________________________


                               Signature: _____________________________________


                               Print Name: ____________________________________


                               Title: _________________________________________

                                   EXHIBIT "A"
                                   -----------

                                   DEFINITIONS
                                   -----------



         A. CERTAIN MATTERS OF CONSTRUCTION. For purposes of this Agreement, in addition to the definitions referred to or set forth in this EXHIBIT "A":

                  1. Reference to a particular Section of this Agreement will include all its subsections.

                  2. The words "PARTY" and "PARTIES" will refer to each of the Sellers and Buyer.

                  3. Definitions will apply to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender will include each other gender.

                  4. All references in this Agreement to any Exhibit or Schedule will, unless the context otherwise requires, be deemed to be a reference to an Exhibit or Schedule, as the case may be, to this Agreement, all of which are made a part of this Agreement.

         B. DEFINITIONS.

                  "ACCOUNTING FIRM" is defined in SECTION 2.3(F).

                  "AFFILIATE" means an individual or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified individual or entity. For purposes of this definition, "control" shall include, without limitation, the exertion of significant influence over an individual or entity and shall be conclusively presumed as to any fifty percent (50%) or greater equity interest.

                  "BENEFIT PLAN" is defined in SECTION 3.14(A).

                  "BUSINESS DAY" means any day other than a Saturday, Sunday, or day on which commercial banks are authorized by law to close in the City of Sacramento, California.

                  "BUSINESS EMPLOYEES" is defined in SECTION 3.13.

                  "BUYER" is defined in the preamble hereof and shall also include any Affiliate of the Buyer that becomes an assignee of the Agreement pursuant to the terms of SECTION 12.3.

                  "BUYER INDEMNIFIED PARTIES" is defined in SECTION 9.1.

                  "CAP" is defined in SECTION 9.4(C).


                                   EXHIBIT "A"

                  "CHARTER DOCUMENTS" shall mean, as applicable, the specified entity's (i) certificate or articles of incorporation or formation or other charter or organizational documents, and (ii) bylaws or operating agreement, each as from time to time in effect.

                  "CLAIM" means any action or proceeding instituted by any third party, the liabilities for which are Indemnifiable Losses.

                  "CLOSING" is defined in SECTION 8.1.

                  "CLOSING BALANCE SHEET" is defined in SECTION 2.3(C).

                  "CLOSING DATE" is defined in SECTION 8.1.

                  "COBRA" means Section 4980B of the Code, Part 6 of Title I of ERISA, similar provisions of state law and applicable regulations relating to any of the foregoing.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY INTELLECTUAL PROPERTY" is defined in SECTION 3.18.

                  "CONFIDENTIALITY AGREEMENT" is defined in SECTION 11.2.

                  "CONTRACTS SCHEDULE" means SCHEDULE 3.10.

                  "EFFECTIVE DATE" is the date on which Buyer and Seller exchange fully executed copies of this Agreement.

                  "EFFECTIVE TIME" is defined in SECTION 8.1.

                  "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in
         Section 3(2) of ERISA.

                  "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in
         Section 3(1) of ERISA.

                  "ENCUMBRANCE" means any mortgage, charge, option, right to acquire, pledge, lien, security interest, attachment or other encumbrance, including any agreement to create any of the foregoing.

                  "ENVIRONMENTAL LAW" means all applicable Laws pertaining to the environment, Hazardous Materials, pollution or occupational safety and health, and includes without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et. seq.

                  ("CERCLA"), Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1986 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq. and implementing state Laws promulgated thereunder.


                                   EXHIBIT "A"

                  "ENVIRONMENTAL PERMITS" means all material permits, approvals, certificates and licenses required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means, with respect to any Person, each other Person which, within any time during the past six (6) years, is or was required to be treated as a single employer (under Section 414 of the Code or Section 4001(b) of ERISA), or treated as a controlled group member or entity under common control (under Sections 302(f)(6)(B) or 4001(a)(14) of ERISA), with such Person or its predecessor or any of their current or former Affiliates.

                  "EXPIRATION DATE" is defined in SECTION 9.5.

                  "FINANCIAL STATEMENTS" is defined in SECTION 3.6.

                  "FOSTER" is defined in the Preamble of this Agreement.

                  "FUNDED INDEBTEDNESS" means (i) all indebtedness for money borrowed from others (whether in the form of direct loans or capital leases) and purchase money indebtedness of the Company, (ii) interest expense accrued but unpaid, and all prepayment premiums, on or relating to any of such indebtedness, (iii) indebtedness of the type described in clause (i) above guaranteed by the Company, and (iv) any purchase money indebtedness for premiums for insurance maintained by the Company to the extent the outstanding balance thereof exceeds the amortized value of the premiums.

                  "GROUND LEASE" means Ground Lease dated as of April 15, 2004 by and between Western Milling, LLC and Phoenix Bio Industries, LLC.

                  "HAZARDOUS MATERIAL" means any substance, pollutant, contaminant, radiation or chemical which has been determined under applicable Environmental Laws to be hazardous to human health or safety or the environment including, without limitation, all of those substances which are listed or defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations pursuant to Environmental Laws including, but not limited to, asbestos, petroleum and any petroleum products and polychlorinated biphenyls.

                  "INDEMNIFIED PARTY" means a Buyer Indemnified Party or a Seller Indemnified Party, as applicable.

                  "INDEMNIFYING PARTY" means the Party obligated to indemnify an Indemnified Party.

                  "INDEMNIFIABLE LOSSES" means any Loss for or against which any Party is entitled to indemnification under this Agreement.


                                   EXHIBIT "A"

                  "INSURANCE POLICIES" is defined in SECTION 3.10(B).

                  "INTELLECTUAL PROPERTY" means all trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations, patent and patent applications and all material licenses and other agreements and information relating to technology, know-how, software or processes used in or otherwise necessary to the Business, whether proprietary to the Company or licensed to or otherwise authorized for use by others.

                  "IRS" means the Internal Revenue Service or any successor agency thereto.

                  "JAMS" is defined in SECTION 11.8.

                  "LAW" means any federal, state or local law, statute, rule or regulation and any resolution, ruling, ordinance, enactment, judgment, order, decree, directive or other requirement having the force of law, including any official interpretation of any of the foregoing, of or by any governmental authority, as in effect from time to time.

                  "LEASE" and "LEASES" are defined in SECTION 3.8(A).

                  "LEASES SCHEDULE" means SCHEDULE 3.8.

                  "LIABILITIES SCHEDULE" means SCHEDULE 3.4(A).

                  "MATERIAL ADVERSE CHANGE" means any change or changes that are material and adverse to the Company, Business, operations, properties, assets, income, cash flow, liabilities, working capital or financial condition, other than: (i) any change or effect resulting from or relating to changes in or developments in the national or local economy, financial markets, insurance markets, commodity markets or currency markets, (ii) any change or effect resulting from general changes in the national or local wholesale or retail markets for ethanol fuel purchased or sold by Company, (iii) any change or effect resulting from any changes or potential changes to applicable governmental regulations, (iv) any change or effect resulting from or relating generally to the ethanol or alternative fuel industry, (v) any reductions in the cash flow multiple generally being paid for ethanol based operations in international, national or local markets.

                  "MATERIAL CONTRACTS" is defined in SECTION 3.10(B).

                  "MEMBER DEBT" is defined in SECTION 8.2(D).

                  "NET WORKING CAPITAL" is defined in SECTION 2.3(A).

                  "PARTY" or "PARTIES" means collectively the Sellers and the Buyer.

                  "PENSION PLAN" is defined in SECTION 3.14(A).

                  "PERMITS" is defined in SECTION 3.15.


                                   EXHIBIT "A"

                  "PERSON" means any individual, person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, government, government agency or authority or other entity.

                  "PERSONAL PROPERTY" is defined in SECTION 3.8(B).

                  "PROHIBITED TRANSACTION" has the meaning set forth in ERISA
         Section 406 and Section 4975 of the Code.

                  "PURCHASE PRICE" is defined in SECTION 2.1.

                  "SELLER INDEMNIFIED PARTIES" is defined in SECTION 9.2.

                  "SELLERS' REPRESENTATIVE" is defined in SECTION 9.8.

                  "SUBSIDIARY" means any entity of which the Company (or other specified entity) owns directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

                  "TAX" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any governmental entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

                  "TAX RETURN" means a report, return or other information supplied to or required to be supplied to a governmental entity with respect to Taxes and shall be treated as a Tax Return of each entity included or required to be included in a return filed on a combined, consolidated, unitary or similar basis.

                  "TERMINATION DATE" means the date on which this Agreement is terminated pursuant to SECTION 10.1 hereof.

                  "THRESHOLD" is defined in SECTION 9.4(A).

                  "TRANSACTION DOCUMENTS" is defined in SECTION 8.3.

                  "WELFARE PLAN" is defined in SECTION 3.14(A).


                                   EXHIBIT "A"

                                   EXHIBIT "B"
                                   -----------

                     ASSIGNMENT OF LIMITED LIABILITY COMPANY
                     ---------------------------------------
                              MEMBERSHIP INTERESTS
                              --------------------










                                   EXHIBIT "B"

                                   EXHIBIT "C"
                                   -----------

                                  MEMBER NOTES
                                  ------------











                                   EXHIBIT "C"

                                   EXHIBIT "D"
                                   -----------

                                    WARRANTS
                                    --------










                                   EXHIBIT "D"

                                   EXHIBIT "E"
                                   -----------

                           OPINION OF SELLER'S COUNSEL
                           ---------------------------



Pacific Ethanol, Inc.
5711 N. West Avenue
Fresno, CA 93711

Ladies and Gentlemen:

         We have acted as special counsel to [Selling Members] (together, "Sellers"), in connection with the sale of all membership interests ("Membership Interests") of Phoenix Bio Industries, LLC (the "Company") pursuant to that certain Membership Interest Purchase Agreement (the "Agreement") of even date herewith. This opinion is being furnished to you pursuant to Section 8.3(a) of the Agreement. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

         We have examined the following documents:

                  (a) the Agreement and any amendment thereto;

                  (b) the Power of Attorney;

                  (c) the Assignment of Membership Interest;

                  (d) Members' certificates (the "Certificates") executed by the Sellers dated the date hereof and a form of which is provided to you concurrently herewith, which sets forth various factual representations including a listing of agreements or instruments to which the Sellers are bound and which are material to them ("Material Agreements"); and

                  (e) such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

         Our opinions are governed by and limited to the internal laws of the State of California and the federal laws of the United States of America, without regard to choice of law or conflicts of law principles. We disclaim any opinion as to the laws of any other jurisdiction. The Agreement and any amendment thereto, the Power of Attorney, and the Assignment of Membership Interest are hereinafter collectively referred to as the "Opinion Documents".

         In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant to this letter of all natural persons and, with respect to all


                                   EXHIBIT "E"
parties to agreements or instruments relevant to this letter other than the Sellers, that (i) such parties are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or association, (ii) such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments,
(iii) such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) and duly executed and delivered by such parties,
(iv) such agreements or instruments are the valid, binding and enforceable obligations of such parties, (v) each of the parties has complied with all applicable licensing requirements and has qualified to do business, as its activities may require, under the laws of the State of California and the laws of the United States, (vi) the representations and warranties contained in the Opinion Documents are true and correct, and (vii) each of the parties has received all of the documents that each is required to receive under the Opinion Documents. We have not independently checked or verified the accuracy or reasonableness of any assumption made by us in this letter.

         As to matters of fact relevant to the opinions expressed in this letter, we have relied, without further inquiry, solely on the Certificate and all representations and warranties in the Opinion Documents. We have not verified the validity, accuracy or reasonableness of any of the factual representations and warranties contained in the Opinion Documents or of any of the representations made to us in the Certificate.

         Where statements or opinions in this letter are made to or qualified by our knowledge or our awareness, our knowledge or awareness is deemed to be limited to the actual present knowledge of those attorneys in our firm who have devoted substantial substantive attention to the rendering of services to the Sellers in connection with the Opinion Documents and the transactions contemplated thereby. Our knowledge or awareness for these purposes does not include knowledge or awareness that might be obtained by a review of our firm's files or a canvassing of attorneys in our firm other than those who have devoted substantial substantive attention to the rendering of services to the Sellers in connection with the representation described in the introductory paragraph of this opinion letter. All references in this letter to our knowledge or awareness are subject to this limitation. No inference concerning our knowledge of any matters bearing on any such statement or opinion should be drawn from the fact of our representation of the Sellers. With respect to our opinions in paragraph 1, we have not made any examination of the public records (including, without limitation, the plaintiff or defendant indices of any state, federal or foreign courts) or the Company's records.

         The opinion set forth in paragraph 2 below is subject to, and we render no opinion with respect to, the effect of the following:

         [inserted by Sellers' Counsel]

         Based upon the foregoing and such consideration of matters of law as we deemed to be relevant, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

         1. The execution, delivery and performance by the Sellers of the Opinion Documents, to our actual knowledge, will not violate any California or federal statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over any Seller or any of their


                                   EXHIBIT "E"
properties; to our actual knowledge no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of the Opinion Documents or the consummation by the Sellers of the transactions contemplated by the Opinion Documents, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws.

         2. The Opinion Documents have each been duly and validly authorized, executed and delivered by each Seller, and each is a valid and binding agreement of each Seller, enforceable against such Seller in accordance with its terms.

         3. The execution, delivery and performance of the Option Documents by the Sellers will not violate, result in a breach of or constitute a default under the terms of any Material Agreement.

         4. At the Closing the Buyer will acquire all of the rights of the Sellers in the Membership Interests, free of any adverse claim including, without limitation, adverse claims against the Sellers.

         The opinions set forth herein are given as of the date hereof, are expressly limited to the matters stated herein and no opinion is implied or may be inferred beyond what is explicitly stated in this letter. We disclaim any obligation to notify you or any other person or entity after the date hereof if any change in fact and/or law should change our opinion with respect to any matter on which we are expressing an opinion herein.

         This letter is rendered solely for your benefit and may not be relied upon by any other person or entity. Copies of this letter may not be circulated or furnished to any person or entity and this letter may not be referred to in any report or document furnished to any person or entity, without our prior written consent.

                                       Respectfully submitted,


                                   EXHIBIT "E"

                                  SCHEDULE 9.1
                                  ------------




                           Not applicable at this time









                                  SCHEDULE 9.1